Exhibit 99.1

Financial Statement Schedule:
The following financial statement schedule for the year ended December 31, 2013 is submitted herewith:

Page
Real Estate and Accumulated Depreciation (Schedule III)	59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of
Griffin-American Healthcare REIT II, Inc.
We have audited the accompanying consolidated balance sheets of Griffin-American Healthcare REIT II, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), equity and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Griffin-American Healthcare REIT II, Inc. at December 31, 2013 and 2012 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
/s/ Ernst & Young LLP
Irvine, California
March 13, 2014

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012

	December 31,
	2013	2012
ASSETS
Real estate investments, net	$2,523,699,000	$1,112,295,000
Real estate notes receivable, net	18,888,000	5,182,000
Cash and cash equivalents	37,955,000	94,683,000
Accounts and other receivables, net	6,906,000	6,920,000
Restricted cash	12,972,000	8,980,000
Real estate and escrow deposits	4,701,000	2,900,000
Identified intangible assets, net	285,667,000	204,147,000
Other assets, net	37,938,000	19,522,000
Total assets	$2,928,726,000	$1,454,629,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$329,476,000	$291,052,000
Line of credit	68,000,000	200,000,000
Accounts payable and accrued liabilities	42,717,000	20,030,000
Accounts payable due to affiliates	2,407,000	1,807,000
Derivative financial instruments	16,940,000	795,000
Identified intangible liabilities, net	11,693,000	5,156,000
Security deposits, prepaid rent and other liabilities	72,262,000	75,043,000
Total liabilities	543,495,000	593,883,000

Commitments and contingencies (Note 11)

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 290,003,240 and 113,199,988 shares issued and outstanding as of December 31, 2013 and 2012, respectively	2,900,000	1,132,000
Additional paid-in capital	2,635,175,000	1,010,152,000
Accumulated deficit	(277,826,000)	(150,977,000)
Accumulated other comprehensive income	22,776,000	—
Total stockholders’ equity	2,383,025,000	860,307,000
Noncontrolling interests (Note 13)	2,206,000	439,000
Total equity	2,385,231,000	860,746,000
Total liabilities and equity	$2,928,726,000	$1,454,629,000
The accompanying notes are an integral part of these consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31, 2013, 2012 and 2011

	Years Ended December 31,
	2013	2012	2011
Revenues:
Real estate revenue	$202,096,000	$100,728,000	$40,457,000
Resident fees and services	2,307,000	—	—
Total revenues	204,403,000	100,728,000	40,457,000
Expenses:
Rental expenses	43,387,000	21,131,000	8,330,000
General and administrative	22,519,000	11,067,000	5,992,000
Subordinated distribution purchase (Note 2)	—	4,232,000	—
Acquisition related expenses	25,501,000	75,608,000	10,389,000
Depreciation and amortization	76,188,000	38,407,000	14,826,000
Total expenses	167,595,000	150,445,000	39,537,000
Income (loss) from operations	36,808,000	(49,717,000)	920,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense	(18,109,000)	(13,566,000)	(6,345,000)
Gain (loss) in fair value of derivative financial instruments	344,000	24,000	(366,000)
Foreign currency and derivative loss	(11,312,000)	—	—
Interest income	329,000	15,000	17,000
Income (loss) before income taxes	8,060,000	(63,244,000)	(5,774,000)
Income tax benefit	1,005,000	—	—
Net income (loss)	9,065,000	(63,244,000)	(5,774,000)
Less: Net income attributable to noncontrolling interests	(14,000)	(3,000)	(2,000)
Net income (loss) attributable to controlling interest	$9,051,000	$(63,247,000)	$(5,776,000)
Net income (loss) per common share attributable to controlling interest — basic and diluted	$0.05	$(0.85)	$(0.19)
Weighted average number of common shares outstanding — basic and diluted	199,793,355	74,122,982	30,808,725

Net income (loss)	$9,065,000	$(63,244,000)	$(5,774,000)
Other comprehensive income:
Gains on intra-entity foreign currency transactions that are of a long-term investment nature	22,059,000	—	—
Foreign currency translation adjustments	739,000	—	—
Total other comprehensive income	22,798,000	—	—
Comprehensive income (loss)	31,863,000	(63,244,000)	(5,774,000)
Less: Comprehensive income attributable to noncontrolling interests	(36,000)	(3,000)	(2,000)
Comprehensive income (loss) attributable to controlling interest	$31,827,000	$(63,247,000)	$(5,776,000)

The accompanying notes are an integral part of these consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONSOLIDATED STATEMENTS OF EQUITY
For the Years Ended December 31, 2013, 2012 and 2011

	Stockholders’ Equity
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity	Noncontrolling Interests	Total Equity
BALANCE — December 31, 2010	15,452,668	$154,000	$137,657,000	$(12,571,000)	$—	$125,240,000	$122,000	$125,362,000
Issuance of common stock	32,609,245	327,000	325,117,000	—	—	325,444,000	—	325,444,000
Offering costs — common stock	—	—	(35,199,000)	—	—	(35,199,000)	—	(35,199,000)
Issuance of vested and nonvested restricted common stock	7,500	—	15,000	—	—	15,000	—	15,000
Issuance of common stock under the DRIP	928,058	9,000	8,808,000	—	—	8,817,000	—	8,817,000
Repurchase of common stock	(127,802)	(1,000)	(1,197,000)	—	—	(1,198,000)	—	(1,198,000)
Amortization of nonvested common stock compensation	—	—	51,000	—	—	51,000	—	51,000
Distributions to noncontrolling interest	—	—	—	—	—	—	(1,000)	(1,000)
Distributions declared	—	—	—	(20,037,000)	—	(20,037,000)	—	(20,037,000)
Net (loss) income	—	—	—	(5,776,000)	—	(5,776,000)	2,000	(5,774,000)
BALANCE — December 31, 2011	48,869,669	$489,000	$435,252,000	$(38,384,000)	$—	$397,357,000	$123,000	$397,480,000
Issuance of common stock	62,360,749	623,000	622,856,000	—	—	623,479,000	—	623,479,000
Offering costs — common stock	—	—	(66,538,000)	—	—	(66,538,000)	—	(66,538,000)
Issuance of vested and nonvested restricted common stock	22,500	—	45,000	—	—	45,000	—	45,000
Issuance of common stock under the DRIP	2,374,407	24,000	22,598,000	—	—	22,622,000	—	22,622,000
Repurchase of common stock	(427,337)	(4,000)	(4,149,000)	—	—	(4,153,000)	—	(4,153,000)
Amortization of nonvested common stock compensation	—	—	70,000	—	—	70,000	—	70,000
Issuance of limited partnership units	—	—	83,000	—	—	83,000	323,000	406,000
Offering costs — limited partnership units	—	—	(65,000)	—	—	(65,000)	—	(65,000)
Contribution from noncontrolling interest	—	—	—	—	—	—	2,000	2,000
Distributions to noncontrolling interest	—	—	—	—	—	—	(12,000)	(12,000)
Distributions declared	—	—	—	(49,346,000)	—	(49,346,000)	—	(49,346,000)
Net (loss) income	—	—	—	(63,247,000)	—	(63,247,000)	3,000	(63,244,000)
BALANCE — December 31, 2012	113,199,988	$1,132,000	$1,010,152,000	$(150,977,000)	$—	$860,307,000	$439,000	$860,746,000
Issuance of common stock	170,720,092	1,707,000	1,736,847,000	—	—	1,738,554,000	—	1,738,554,000
Offering costs — common stock	—	—	(171,075,000)	—	—	(171,075,000)	—	(171,075,000)
Issuance of vested and nonvested restricted common stock	15,000	—	31,000	—	—	31,000	—	31,000
Issuance of common stock under the DRIP	6,993,254	70,000	67,835,000	—	—	67,905,000	—	67,905,000
Repurchase of common stock	(925,094)	(9,000)	(8,929,000)	—	—	(8,938,000)	—	(8,938,000)
Amortization of nonvested common stock compensation	—	—	102,000	—	—	102,000	—	102,000
Issuance of limited partnership units	—	—	288,000	—	—	288,000	1,983,000	2,271,000
Offering costs — limited partnership units	—	—	(25,000)	—	—	(25,000)	—	(25,000)
Distributions to noncontrolling interests	—	—	—	—	—	—	(142,000)	(142,000)
Purchase of noncontrolling interest	—	—	(51,000)	—	—	(51,000)	(110,000)	(161,000)
Distributions declared	—	—	—	(135,900,000)	—	(135,900,000)	—	(135,900,000)
Net income	—	—	—	9,051,000	—	9,051,000	14,000	9,065,000
Other comprehensive income	—	—	—	—	22,776,000	22,776,000	22,000	22,798,000
BALANCE — December 31, 2013	290,003,240	$2,900,000	$2,635,175,000	$(277,826,000)	$22,776,000	$2,383,025,000	$2,206,000	$2,385,231,000
The accompanying notes are an integral part of these consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2013, 2012 and 2011

	Years Ended December 31,
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$9,065,000	$(63,244,000)	$(5,774,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (including deferred financing costs, above/below market leases, leasehold interests, above market leasehold interests, debt discount/premium, closing costs and origination fees)	78,652,000	40,714,000	16,528,000
Contingent consideration related to acquisition of real estate	(51,198,000)	8,000	—
Deferred rent	(15,081,000)	(7,105,000)	(2,716,000)
Stock based compensation	133,000	115,000	66,000
Acquisition fees paid in stock	1,218,000	1,079,000	—
Bad debt expense	1,182,000	82,000	261,000
Unrealized foreign currency gain	(723,000)	—	—
Change in fair value of contingent consideration	134,000	50,250,000	—
Changes in fair value of derivative financial instruments	16,145,000	(24,000)	366,000
Changes in operating assets and liabilities:
Accounts and other receivables	(3,604,000)	(1,676,000)	(1,508,000)
Accounts receivable due from affiliate	—	121,000	—
Other assets	(3,672,000)	(1,469,000)	(468,000)
Accounts payable and accrued liabilities	9,243,000	6,643,000	2,489,000
Accounts payable due to affiliates	796,000	969,000	326,000
Security deposits, prepaid rent and other liabilities	458,000	(3,001,000)	(306,000)
Net cash provided by operating activities	42,748,000	23,462,000	9,264,000
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(1,402,189,000)	(719,369,000)	(213,856,000)
Advances on real estate notes receivable	(23,745,000)	(5,213,000)	—
Closing costs and origination fees on real estate notes receivable, net	(447,000)	32,000	—
Capital expenditures	(5,521,000)	(3,713,000)	(3,459,000)
Proceeds from sale of land	90,000	—	—
Restricted cash	(3,992,000)	(6,691,000)	527,000
Real estate and escrow deposits	(1,801,000)	4,650,000	(6,901,000)
Net cash used in investing activities	(1,437,605,000)	(730,304,000)	(223,689,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on mortgage loans payable	—	71,602,000	43,700,000
Payments on mortgage loans payable	(21,866,000)	(30,280,000)	(55,429,000)
Borrowings under the lines of credit	154,900,000	794,855,000	284,551,000
Payments under the lines of credit	(286,900,000)	(594,855,000)	(296,351,000)
Proceeds from issuance of common stock	1,740,028,000	618,734,000	325,444,000
Deferred financing costs	(2,773,000)	(5,079,000)	(2,851,000)
Contingent consideration related to acquisition of real estate	(4,888,000)	(4,590,000)	—
Return of contingent consideration related to acquisition of real estate	—	2,000	—
Repurchase of common stock	(8,938,000)	(4,153,000)	(1,198,000)
Contribution from noncontrolling interest to our operating partnership	—	2,000	—
Distributions to noncontrolling interests	(126,000)	(12,000)	(1,000)
Purchase of noncontrolling interest	(155,000)	—	—
Security deposits	(1,943,000)	9,000	(104,000)
Payment of offering costs — common stock	(171,689,000)	(66,419,000)	(35,297,000)
Payment of offering costs — limited partnership units	(89,000)	(1,000)	—
Distributions paid	(57,642,000)	(22,972,000)	(9,375,000)
Net cash provided by financing activities	1,337,919,000	756,843,000	253,089,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
For the Years Ended December 31, 2013, 2012 and 2011

	Years Ended December 31,
	2013	2012	2011
NET CHANGE IN CASH AND CASH EQUIVALENTS	(56,938,000)	50,001,000	38,664,000
EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH AND CASH EQUIVALENTS	210,000	—	—
CASH AND CASH EQUIVALENTS — Beginning of period	94,683,000	44,682,000	6,018,000
CASH AND CASH EQUIVALENTS — End of period	$37,955,000	$94,683,000	$44,682,000
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$17,332,000	$11,897,000	$5,199,000
Income taxes	$283,000	$42,000	$—
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
Accrued capital expenditures	$1,513,000	$1,063,000	$396,000
Accrued acquisition fees — real estate notes receivable	$—	$16,000	$—
Tenant improvement overage	$555,000	$823,000	$—
Receivable for sale of land	$4,000	$—	$—
Settlement of real estate note receivable	$10,882,000	$—	$—
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Other assets	$747,000	$520,000	$451,000
Mortgage loans payable, net	$62,712,000	$170,282,000	$33,941,000
Accounts payable and accrued liabilities	$4,196,000	$1,384,000	$315,000
Security deposits, prepaid rent and other liabilities	$52,090,000	$20,506,000	$7,766,000
Financing Activities:
Issuance of common stock under the DRIP	$67,905,000	$22,622,000	$8,817,000
Issuance of common stock for acquisitions	$974,000	$—	$—
Distributions declared but not paid — common stock	$16,744,000	$6,391,000	$2,639,000
Distributions declared but not paid — limited partnership units	$16,000	$—	$—
Issuance of limited partnership units	$2,271,000	$406,000	$—
Payable for purchase of noncontrolling interest	$6,000	$—	$—
Accrued offering costs — common stock	$32,000	$277,000	$527,000
Accrued offering costs — limited partnership units	$—	$64,000	$—
Receivable from transfer agent	$—	$3,298,000	$—
Accrued deferred financing costs	$2,000	$67,000	$12,000
The accompanying notes are an integral part of these consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2013, 2012 and 2011
The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT II, Inc. and its subsidiaries, including Griffin-American Healthcare REIT II Holdings, LP, except where the context otherwise requires.
1. Organization and Description of Business
Griffin-American Healthcare REIT II, Inc., a Maryland corporation, was incorporated as Grubb & Ellis Healthcare REIT II, Inc. on January 7, 2009 and therefore we consider that our date of inception. We were initially capitalized on February 4, 2009. Our board of directors adopted an amendment to our charter, which was filed with the Maryland State Department of Assessments and Taxation on January 3, 2012, to change our name from Grubb & Ellis Healthcare REIT II, Inc. to Griffin-American Healthcare REIT II, Inc. We invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We may also originate and acquire secured loans and real estate-related investments. We also operate healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a "RIDEA" structure (the provisions of the Internal Revenue Code of 1986, as amended, or the Code, authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008). We generally seek investments that produce current income. We qualified to be taxed as a real estate investment trust, or REIT, under the Code for federal income tax purposes beginning with our taxable year ended December 31, 2010 and we intend to continue to be taxed as a REIT.
On August 24, 2009, we commenced a best efforts initial public offering, or our initial offering, of up to $3,285,000,000 of shares of our common stock. Until November 6, 2012, we offered to the public up to $3,000,000,000 of shares of our common stock for $10.00 per share in our primary offering and $285,000,000 of shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, for $9.50 per share. On November 7, 2012, we began selling shares of our common stock in our initial offering at $10.22 per share in our primary offering and issuing shares pursuant to the DRIP for $9.71 per share.
On February 14, 2013, we terminated our initial offering. As of February 14, 2013, we had received and accepted subscriptions in our initial offering for 123,179,064 shares of our common stock, or $1,233,333,000, and a total of $40,167,000 in distributions were reinvested and 4,205,920 shares of our common stock were issued pursuant to the DRIP.
On February 14, 2013, we commenced a best efforts follow-on public offering, or our follow-on offering, of up to $1,650,000,000 of shares of our common stock, in which we initially offered to the public up to $1,500,000,000 of shares of our common stock for $10.22 per share in our primary offering and $150,000,000 of shares of our common stock for $9.71 per share pursuant to the DRIP. We reserved the right to reallocate the shares of common stock we offered in our follow-on offering between the primary offering and the DRIP. As such, during our follow-on offering, we reallocated an aggregate of $107,200,000 of shares from the DRIP to the primary offering. Accordingly, we offered to the public up to $1,607,200,000 of shares of our common stock in our primary offering and up to $42,800,000 of shares of our common stock pursuant to the DRIP.
On October 30, 2013, we terminated our follow-on offering. As of December 31, 2013, we had received and accepted subscriptions in our follow-on offering for 157,622,743 shares of our common stock, or $1,604,996,000, and a total of $42,713,000 in distributions were reinvested and 4,398,862 shares of our common stock were issued pursuant to the DRIP.
On September 9, 2013, we filed a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, to register a maximum of $100,000,000 of additional shares of our common stock pursuant to our distribution reinvestment plan, or the Secondary DRIP. The Registration Statement on Form S-3 was automatically effective with the Securities and Exchange Commission, or the SEC, upon its filing; however, we did not commence offering shares pursuant to the Secondary DRIP until October 30, 2013 following the termination of our follow-on offering. As of December 31, 2013, a total of $18,448,000 in distributions were reinvested and 1,899,892 shares of our common stock were issued pursuant to the Secondary DRIP.
We conduct substantially all of our operations through Griffin-American Healthcare REIT II Holdings, LP, or our operating partnership. On January 3, 2012, our operating partnership filed an Amendment to the Certificate of Limited Partnership with the Delaware Department of State to change its name from Grubb & Ellis Healthcare REIT II Holdings, LP to Griffin-American Healthcare REIT II Holdings, LP. Until January 6, 2012, we were externally advised by Grubb & Ellis Healthcare REIT II Advisor, LLC, or our former advisor, pursuant to an advisory agreement, as amended and restated, or the G&E Advisory Agreement, between us and our former advisor. From August 24, 2009 through January 6, 2012, our former advisor supervised and managed our day-to-day operations and selected the properties and real estate-related investments we

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquired, subject to the oversight and approval of our board of directors. Our former advisor also provided marketing, sales and client services on our behalf and engaged affiliated entities to provide various services to us. Our former advisor was managed by and was a wholly owned subsidiary of Grubb & Ellis Equity Advisors, LLC, or GEEA, which was a wholly owned subsidiary of Grubb & Ellis Company, or Grubb & Ellis, or our former sponsor.
On November 7, 2011, our independent directors determined that it was in the best interests of our company and its stockholders to transition advisory and dealer manager services rendered to us by affiliates of Grubb & Ellis and to engage American Healthcare Investors LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, as replacement co-sponsors, or our co-sponsors. As a result, on November 7, 2011, we notified our former advisor that we terminated the G&E Advisory Agreement. Pursuant to the G&E Advisory Agreement, either party could terminate the G&E Advisory Agreement without cause or penalty; however, certain rights and obligations of the parties would survive during a 60-day transition period and beyond.
In addition, on November 7, 2011, we notified Grubb & Ellis Capital Corporation, our former dealer manager, that we terminated the Amended and Restated Dealer Manager Agreement dated June 1, 2011 between us and Grubb & Ellis Capital Corporation, or the G&E Dealer Manager Agreement, in accordance with the terms thereof. Until January 6, 2012, Grubb & Ellis Capital Corporation remained a non-exclusive agent of our company and distributor of shares of our common stock.
As a result of the co-sponsorship arrangement, an affiliate of Griffin Capital, Griffin-American Healthcare REIT Advisor, LLC, or Griffin-American Advisor, or our advisor, began serving as our advisor on January 7, 2012 pursuant to an advisory agreement, or the Advisory Agreement, that took effect upon the expiration of the 60-day transition period provided for in the G&E Advisory Agreement. The Advisory Agreement had an initial one-year term, but was subject to successive one year renewals upon mutual consent of the parties. On January 6, 2014, the Advisory Agreement was renewed pursuant to the mutual consent of the parties for a term of six months and expires on July 6, 2014. Our advisor delegates advisory duties to Griffin-American Healthcare REIT Sub-Advisor, LLC, or Griffin-American Sub-Advisor, or our sub-advisor. Griffin-American Sub-Advisor is jointly owned by our co-sponsors. Our advisor, through our sub-advisor, uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties, real estate-related investments and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary. Our sub-advisor performs its duties and responsibilities pursuant to a sub-advisory agreement with our advisor and also acts as our fiduciary. Collectively, we refer to our advisor and our sub-advisor as our advisor entities. Griffin Capital Securities, Inc., or Griffin Securities, or our dealer manager, an affiliate of Griffin Capital, serves as our dealer manager pursuant to a dealer manager agreement, or the Dealer Manager Agreement, that also became effective on January 7, 2012. We are not affiliated with Griffin Capital, Griffin-American Advisor or Griffin Securities; however, we are affiliated with Griffin-American Sub-Advisor and American Healthcare Investors.
American Healthcare Investors and Griffin Capital paid the majority of the expenses we incurred in connection with the transition to our co-sponsors.
We currently operate through five reportable business segments — medical office buildings, hospitals, skilled nursing facilities, senior housing and senior housing–RIDEA. As of December 31, 2013, we had completed 72 acquisitions comprising 279 buildings and approximately 10,565,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of $2,785,711,000.
2. Summary of Significant Accounting Policies
The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such consolidated financial statements and the accompanying notes thereto are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying consolidated financial statements.
Basis of Presentation

Our accompanying consolidated financial statements include our accounts and those of our operating partnership, the wholly owned subsidiaries of our operating partnership and all non-wholly owned subsidiaries and any variable interest entities, or VIEs, as defined in Financial Accounting Standards Boards, or FASB, Accounting Standards Codification, or ASC, Topic 810, Consolidation, or ASC Topic 810, which we have concluded should be consolidated pursuant to ASC Topic 810.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We operate and intend to continue to operate in an umbrella partnership REIT structure in which our operating partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership and as of December 31, 2013 and 2012, we owned greater than a 99.90% and 99.96%, respectively, general partnership interest therein. On January 4, 2012, our advisor contributed $2,000 to acquire 200 limited partnership units of our operating partnership and as such, as of December 31, 2013 and 2012, owns less than a 0.01% noncontrolling limited partnership interest in our operating partnership. Until September 14, 2012, our former advisor was a limited partner of our operating partnership and as of December 31, 2011, owned less than a 0.01% noncontrolling limited partnership interest in our operating partnership. On September 14, 2012, we entered into an agreement whereby we purchased all of the limited partnership interests held by our former advisor in our operating partnership. Between December 31, 2012 and July 16, 2013, 12 investors contributed their interests in 15 buildings in exchange for 281,600 limited partnership units in our operating partnership. As of December 31, 2013 and 2012, these investors collectively owned less than a 0.10% and 0.04%, respectively, noncontrolling limited partnership interest in our operating partnership. Because we are the sole general partner and a limited partner of our operating partnership and have unilateral control over its management and major operating decisions, the accounts of our operating partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.
In preparing our accompanying consolidated financial statements, management has evaluated subsequent events through the financial statement issuance date. We believe that the disclosures contained herein are adequate to prevent the information presented from being misleading.
Use of Estimates
The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.
Cash and Cash Equivalents
Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.
Restricted Cash
Restricted cash is primarily comprised of lender required accounts for tenant improvements, capital improvements, property taxes and insurance, which are restricted as to use or withdrawal.
Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts
We recognize revenue in accordance with ASC Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.
In accordance with ASC Topic 840, Leases, minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Differences between real estate revenue recognized and cash amounts contractually due from tenants under the lease agreements are recorded to deferred rent receivable or deferred rent liability, as applicable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred. Tenant reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition — Principal Agent Consideration, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk. We recognize lease termination fees at such time when there is a signed termination letter agreement, all of the conditions of such agreement have been met and the tenant is no longer occupying the property. Resident fees and services revenue is recorded when services are rendered and includes resident room and care charges, community fees and other resident charges.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Tenant receivables and unbilled deferred rent receivables are carried net of an allowance for uncollectible amounts. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. We maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Such allowance is charged to bad debt expense which is included in general and administrative in our accompanying consolidated statements of operations and comprehensive income (loss). Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, the tenant's financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors.
As of December 31, 2013, 2012 and 2011, we had $323,000, $78,000 and $112,000, respectively, in allowance for uncollectible accounts which was determined necessary to reduce receivables to our estimate of the amount recoverable. For the years ended December 31, 2013, 2012 and 2011, $55,000, $0 and $0, respectively, net, of our receivables were directly written off to bad debt expense. For the years ended 2013, 2012 and 2011, $25,000, $92,000 and $0, respectively, of our receivables were written off against the allowance for uncollectible accounts. As of December 31, 2013, 2012 and 2011, we did not have an allowance for uncollectible accounts for deferred rent receivables. For the years ended December 31, 2013, 2012 and 2011, $857,000, $24,000 and $154,000, respectively, of our deferred rent receivables were directly written off to bad debt expense.
Real Estate Investments, Net
We carry our operating properties at historical cost less accumulated depreciation. The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of buildings and capital improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and capital improvements, up to 39 years, and the cost for tenant improvements is depreciated over the shorter of the lease term or useful life, ranging from two months to 22.5 years. Furniture, fixtures and equipment is depreciated over the estimated useful life, ranging from five years to 10 years. When depreciable property is retired, replaced or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in earnings.
As part of the leasing process, we may provide the lessee with an allowance for the construction of leasehold improvements. These leasehold improvements are capitalized and recorded as tenant improvements and depreciated over the shorter of the useful life of the improvements or the lease term. If the allowance represents a payment for a purpose other than funding leasehold improvements, or in the event we are not considered the owner of the improvements, the allowance is considered to be a lease inducement and is recognized over the lease term as a reduction of rental revenue on a straight-line basis. Factors considered during this evaluation include, among other things, who holds legal title to the improvements as well as other controlling rights provided by the lease agreement and provisions for substantiation of such costs (e.g. unilateral control of the tenant space during the build-out process). Determination of the appropriate accounting for the payment of a tenant allowance is made on a lease-by-lease basis, considering the facts and circumstances of the individual tenant lease. Recognition of lease revenue commences when the lessee is given possession of the leased space upon completion of tenant improvements when we are the owner of the leasehold improvements. However, when the leasehold improvements are owned by the tenant, the lease inception date (and the date on which recognition of lease revenue commences) is the date the tenant obtains possession of the leased space for purposes of constructing its leasehold improvements.

We assess the impairment of an operating property when events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount exceeds the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the property. We would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. For the years ended December 31, 2013, 2012 and 2011, there were no impairment losses recorded.
Property Acquisitions

In accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, we determine whether a transaction is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the assets acquired are not a business, we account for the transaction as an asset acquisition. Under both methods, we recognize the identifiable assets acquired and liabilities assumed. In addition, for transactions that are business combinations, we evaluate the existence of intangible assets and liabilities. We immediately expense acquisition related expenses associated with business combinations and capitalize acquisition related expenses associated with an asset acquisition.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We, with assistance from independent valuation specialists, measure the fair value of tangible and identified intangible assets and liabilities, as applicable, based on their respective fair values for acquired properties. The determination of the fair value of land is based upon comparable sales data. In cases where a leasehold interest in the land is acquired, the value of the leasehold interest is determined by discounting the difference between the contract ground lease payments and a market ground lease payment back to a present value as of the acquisition date. The market ground lease payment is estimated as a percentage of the land value. The fair value of buildings is based upon our determination of the value as if it were to be replaced and vacant using cost data and discounted cash flow models similar to those used by independent appraisers. We would also recognize the fair value of furniture, fixtures and equipment on the premises, if any, as well as the above or below market rent, the value of in-place leases, the value of in-place lease costs, tenant relationships, master leases and above or below market debt and derivative financial instruments assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.

The value of the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference (if greater than 10.0%) between the level payment equivalent of the contract rent paid pursuant to the lease, and our estimate of market rent payments taking into account rent steps throughout the lease. In the case of leases with options, unless an option rent is more than 5.0% below market rent, it is not assumed to be exercised. The amounts related to above market leases are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized against real estate revenue over the remaining non-cancelable lease term of the acquired leases with each property. The amounts related to below market leases are included in identified intangible liabilities, net in our accompanying consolidated balance sheets and are amortized to real estate revenue over the remaining non-cancelable lease term plus any below market renewal options of the acquired leases with each property.

The value of in-place lease costs and the value of tenant relationships is based on management's evaluation of the specific characteristics of the tenant's lease and our overall relationship with the tenants. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts related to in-place lease costs are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts related to the value of tenant relationships are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus the market renewal lease term. The value of a master lease, in which a previous owner or a tenant is relieved of specific rental obligations as additional space is leased, is determined by discounting the expected real estate revenue associated with the master lease space over the assumed lease-up period.

The value of above or below market debt is determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The value of above or below market debt is included in mortgage loans payable, net in our accompanying consolidated balance sheets and is amortized to interest expense over the remaining term of the assumed mortgage.

The value of derivative financial instruments is determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, and is included in derivative financial instruments in our accompanying consolidated balance sheets. See Note 14, Fair Value Measurements, for a further discussion.

The values of contingent consideration assets and liabilities are analyzed at the time of acquisition. For contingent purchase options, the fair market value of the asset is compared to the specified option price at the exercise date. If the option price is below market, it is assumed to be exercised and the difference between the fair market value and the option price is discounted to the present value at the time of acquisition.

The fair values are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Real Estate Notes Receivable, Net
Real estate notes receivable, net consists of mortgage loans collateralized by interests in real property. Interest income on our real estate notes receivable are recognized on an accrual basis over the life of the investment using the interest method. Direct loan origination fees and costs are amortized over the term of the loan as an adjustment to the yield on the loan. We record loans at cost. We evaluate the collectability of both interest and principal for each of our loans to determine whether they are impaired. A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a loan is considered to be impaired, the amount of the allowance is calculated by comparing the recorded investment to either the value determined by discounting the expected future cash flows using the loan's effective interest rate or to the fair value of the collateral if the loan is collateral dependent.
Derivative Financial Instruments
We are exposed to the effect of interest rate changes and foreign currency fluctuations in the normal course of business. We seek to mitigate these risks by following established risk management policies and procedures which include the occasional use of derivatives. Our primary strategy in entering into derivative contracts, such as fixed interest rate swaps, is to add stability to interest expense and to manage our exposure to interest rate movements by effectively converting a portion of our variable rate debt to fixed rate debt. We also use derivative instruments, such as foreign currency forward contracts, to mitigate the effects of the foreign currency fluctuations on future cash flows. We do not enter into derivative instruments for speculative purposes.
Derivatives are recognized as either assets or liabilities in our accompanying consolidated balance sheets and are measured at fair value in accordance with ASC Topic 815, Derivatives and Hedging, or ASC Topic 815. ASC Topic 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Since our derivative instruments are not designated as hedge instruments, they do not qualify for hedge accounting under ASC Topic 815. Changes in the fair value of interest rate derivative financial instruments are recorded as a component of interest expense in gain (loss) in fair value of derivative financial instruments in our accompanying consolidated statements of operations and comprehensive income (loss). Changes in the fair value of foreign currency derivative financial instruments are recorded in foreign currency and derivative loss in our accompanying consolidated statements of operations and comprehensive income (loss).
See Note 8, Derivative Financial Instruments and Note 14, Fair Value Measurements, for a further discussion of our derivative financial instruments.
Fair Value Measurements
We follow ASC Topic 820 to account for the fair value of certain assets and liabilities. ASC Topic 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC Topic 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.
ASC Topic 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the

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significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.
See Note 14, Fair Value Measurements, for a further discussion.
Real Estate and Escrow Deposits
Real estate and escrow deposits include funds held by escrow agents and others to be applied towards the purchase of real estate.
Other Assets, Net
Other assets consist primarily of deferred rent receivables, deferred financing costs, prepaid expenses and deposits and leasing commissions. Deferred financing costs include amounts paid to lenders and others to obtain financing. Such costs are amortized using the straight-line method over the term of the related loan, which approximates the effective interest rate method. Amortization of deferred financing costs is included in interest expense in our accompanying consolidated statements of operations and comprehensive income (loss). Leasing commissions are amortized using the straight-line method over the term of the related lease. Amortization of leasing commissions is included in depreciation and amortization in our accompanying consolidated statements of operations and comprehensive income (loss).
See Note 6, Other Assets, Net, for a further discussion.
Contingent Consideration

As of December 31, 2013 and 2012, included in security deposits, prepaid rent and other liabilities in our accompanying consolidated balance sheets is $4,675,000 and $60,204,000, respectively, of contingent consideration obligations in connection with our property acquisitions. Such amounts are due upon certain criteria being met within specified timeframes. For the years ended December 31, 2013, 2012 and 2011, we recorded a net loss on the change in fair value of contingent consideration obligations of $134,000, $50,250,000, and $0, respectively, which is included in acquisition related expenses in our accompanying consolidated statements of operations and comprehensive income (loss). See Note 14, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, for a further discussion.

Subordinated Distribution Purchase

On September 14, 2012, we and our operating partnership entered into an agreement, or the settlement agreement, with BGC Partners, Inc., or BGC Partners, which held 200 units of limited partnership interest in our operating partnership and would have been entitled to any subordinated distribution that would have been owed to our former advisor and its affiliates, including our former sponsor. Pursuant to the settlement agreement, BGC Partners transferred certain assets to us, including the 200 units of limited partnership interest held in our operating partnership and any rights to the payment of any subordinated distribution for consideration of $4,300,000. Notwithstanding these transfers to us, in the event of a listing event or other liquidity event, as both terms are defined in the partnership agreement for our operating partnership, or the operating partnership agreement, we will calculate a hypothetical deferred termination amount (as defined in the operating partnership agreement and based on assets acquired by us on or before January 10, 2012) for the payment of the subordinated distribution that would have been owed to our former advisor and its affiliates, including our former sponsor. If such calculation results in an amount that is greater than the $4,300,000 paid by us, then we will pay BGC Partners an amount equal to 10.0% of the difference between such calculation and the $4,300,000 paid by us. In connection with the settlement agreement, BGC Partners has agreed to release all known and unknown claims that they may have had against us and our operating partnership.

Of the $4,300,000 paid by us, $4,232,000 is reflected in subordinated distribution purchase in our accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2012 and $68,000 is in satisfaction of all remaining payments owed by us to our former advisor and its affiliates, including our former sponsor, under the G&E Advisory Agreement.
Stock Compensation
We follow ASC Topic 718, Compensation – Stock Compensation, or ASC Topic 718, to account for our stock compensation pursuant to the 2009 Incentive Plan, or our incentive plan. See Note 13, Equity — 2009 Incentive Plan, for a further discussion of grants under our incentive plan.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign Currency
We have real estate investments in the United Kingdom for which the functional currency is the United Kingdom Pound Sterling, or GBP. We translate the results of operations of our foreign real estate investments into U.S. Dollars, or USD, using the average rates of currency exchange in effect during the period, and we translate assets and liabilities using the currency exchange rate in effect at the end of the period. The resulting foreign currency translation adjustments are included in accumulated other comprehensive income, or AOCI, a component of stockholders' equity in our accompanying consolidated balance sheets.
Gains or losses resulting from foreign currency transactions are remeasured into USD at the rates of currency exchange prevailing on the date of the transactions. The effects of transaction gains/losses are generally included in foreign currency and derivative loss in our accompanying consolidated statements of operations and comprehensive income (loss). In addition to the unrealized loss we recorded on our foreign currency forward contract, we recorded $5,177,000 for the year ended December 31, 2013, in foreign currency transaction gains. See Note 8, Derivative Financial Instruments — Foreign Currency Forward Contract, for a further discussion of our foreign currency forward contract.
Income Taxes
We qualified and elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 2010. To maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our annual taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.
If we fail to maintain our qualification as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service, or the IRS, grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.
We follow ASC Topic 740, Income Taxes, to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. We recognize tax benefits of uncertain income tax positions that are subject to audit only if we believe it is more likely than not that the position would be sustained (including the impact of appeals, as applicable), assuming the applicable taxing authorities had full knowledge of the relevant facts and circumstances of our positions. As of December 31, 2013 and 2012, we did not have any tax benefits and liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements.
Temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases are recorded to deferred tax liabilities, which are included in security deposits, prepaid rent and other liabilities in our accompanying consolidated balance sheets. We measure deferred tax liabilities using the enacted tax rates expected to apply to taxable income in the periods in which the deductible or taxable temporary difference is expected to be realized or settled. The deferred tax liability is remeasured at each reporting period until it is fully recognized and any change in liability is recorded in income tax benefit (expense) in our accompanying consolidated statements of operations and comprehensive income (loss) in the period of change.
We may be subject to certain state and local income taxes on our income, property or net worth in some jurisdictions, and in certain circumstances we may also be subject to federal excise taxes on undistributed income. In addition, certain activities that we undertake are conducted by subsidiaries which we elected to be treated as taxable REIT subsidiaries, or TRSs, to allow us to provide services that would otherwise be considered impermissible for REITs. Also, we have real estate investments in the United Kingdom, which does not recognize REITs and does not accord REIT status under its tax laws. Accordingly, we recognize income tax benefit (expense) for the federal, state and local income taxes incurred by our TRSs and foreign income taxes for our real estate investments in the United Kingdom.
See Note 15, Income Taxes and Distributions, for a further discussion.
Segment Disclosure
ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity's reportable segments. As of December 31, 2013, we operated through five reportable business segments — medical office buildings, hospitals, skilled nursing facilities, senior housing and senior housing–RIDEA. Prior to December

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2013, we operated through four reportable segments; however, with the acquisition of our first senior housing facilities owned and operated utilizing a RIDEA structure in December 2013, we felt it useful to segregate our operations into five reporting segments to assess the performance of our business in the same way that management intends to review our performance and make operating decisions. Prior to June 2013, our senior housing segment was referred to as our assisted living facilities segment. Prior to August 2012, we operated through three reportable business segments; however, with the addition of our first senior housing facilities in August 2012, we felt it was useful to segregate our operations into four reporting segments to assess the performance of our business in the same way that management intended to review our performance and make operating decisions.
See Note 18, Segment Reporting, for a further discussion.
Square Feet of GLA and Other Measures
Square feet of GLA and other measures used to describe real estate investments included in our accompanying consolidated financial statements are presented on an unaudited basis.
Reclassifications
Contingent consideration related to acquisition of real estate for the year ended December 31, 2012 has been reclassified on our accompanying consolidated statements of cash flows to conform to the current year presentation. This reclassification has no effect on cash flows provided by operating activities.
Recently Issued Accounting Pronouncements
In February 2013, the FASB issued Accounting Standards Update, or ASU, 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, or ASU 2013-02, to improve the transparency of amounts reclassified out of AOCI. The additional disclosure requirements in ASU 2013-02 include: (1) changes in AOCI balances by component and (2) presentation of significant amounts reclassified out of AOCI to net income (loss) by the specific line item of net income (loss)affected. For public entities, ASU 2013-02 is effective prospectively for interim and annual reporting periods beginning after December 15, 2012. We adopted ASU 2013-02 on January 1, 2013, which did not have a material impact on our consolidated financial statements.
3. Real Estate Investments, Net
Our real estate investments, net consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Building and improvements	$2,189,345,000	$1,039,461,000
Land	414,179,000	106,735,000
Furniture, fixtures and equipment	6,410,000	2,669,000
	2,609,934,000	1,148,865,000
Less: accumulated depreciation	(86,235,000)	(36,570,000)
	$2,523,699,000	$1,112,295,000
Depreciation expense for the years ended December 31, 2013, 2012 and 2011 was $50,178,000, $25,125,000 and $9,919,000 respectively. In addition to the acquisitions discussed below, for the years ended December 31, 2013, 2012 and 2011, we had capital expenditures of $6,455,000, $4,208,000 and $3,148,000, respectively, on our medical office buildings, $68,000, $904,000 and $0, respectively, on our skilled nursing facilities, $0, $91,000 and $300,000, respectively, on our hospitals, and $3,000, $0 and $0, respectively, on our senior housing facilities. We did not have any capital expenditures on our senior housing–RIDEA facilities for the years ended December 31, 2013, 2012 and 2011. In addition, subsequent to the initial purchase of Dixie-Lobo Medical Office Building Portfolio, on May 2, 2013, we purchased the land under the building in Hope, Arkansas for a purchase price of $50,000 plus closing costs and acquisition fees, for which we previously owned a leasehold interest.
Until January 6, 2012, we reimbursed our former advisor or its affiliates and since January 7, 2012, we reimburse our advisor entities or their affiliates for acquisition expenses related to selecting, evaluating, acquiring and investing in properties.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors. As of December 31, 2013, such fees and expenses did not exceed 6.0% of the contract purchase price of our acquisitions, except with respect to our acquisition of land in the Dixie-Lobo Medical Office Building Portfolio noted above, and except with respect to our acquisition of Lakewood Ranch Medical Office Building, or the Lakewood Ranch property, and Philadelphia SNF Portfolio, both of which we acquired in 2011. Pursuant to our charter, prior to the acquisition of the land in the Dixie-Lobo Medical Office Building Portfolio, the Lakewood Ranch property and Philadelphia SNF Portfolio, our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the fees and expenses associated with the acquisitions in excess of the 6.0% limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us. For a further discussion, see footnote (6) and footnote (7) to the table below under — Acquisitions in 2011.

Acquisitions in 2013
For the year ended December 31, 2013, we completed 23 property acquisitions comprising 136 buildings from unaffiliated parties. The aggregate purchase price of these properties was $1,461,065,000 and we incurred $37,771,000 to our advisor entities and their affiliates in acquisition fees in connection with these property acquisitions. The following is a summary of our property acquisitions for the year ended December 31, 2013:

Acquisition(1)	Location	Type	Date Acquired	Purchase Price	Mortgage Loans Payable(2)	Line of Credit(3)	Issuance of Limited Partnership Units(4)	Acquisition Fee(5)
A & R Medical Office Building Portfolio	Ruston, LA and Abilene, TX	Medical Office	02/20/13	$31,750,000	$—	$29,000,000	$—	$826,000
Greeley Northern Colorado MOB Portfolio	Greeley, CO	Medical Office	02/28/13	15,050,000	—	15,000,000	—	391,000
St. Anthony North Denver MOB II	Westminster, CO	Medical Office	03/22/13	4,100,000	—	—	—	107,000
Eagles Landing GA MOB	Stockbridge, GA	Medical Office	03/28/13	12,400,000	—	12,300,000	—	322,000
Eastern Michigan MOB Portfolio	Novi and West Bloomfield, MI	Medical Office	03/28/13	21,600,000	—	21,600,000	—	562,000
Central Indiana MOB Portfolio(6)	Avon, Bloomington, Carmel, Fishers, Indianapolis, Muncie and Noblesville, IN	Medical Office	03/28/13, 04/26/13 and 05/20/13	88,750,000	59,343,000	—	2,012,000	2,308,000
Pennsylvania SNF Portfolio	Milton and Watsontown, PA	Skilled Nursing	04/30/13	13,000,000	—	9,000,000	—	338,000
Rockwall MOB II	Rockwall, TX	Medical Office	05/23/13	5,400,000	—	—	—	140,000
Pittsfield Skilled Nursing Facility	Pittsfield, MA	Skilled Nursing	05/29/13	15,750,000	—	—	—	410,000
Des Plaines Surgical Center	Des Plaines, IL	Medical Office	05/31/13	10,050,000	—	—	—	261,000
Pacific Northwest Senior Care Portfolio(7)	Grants Pass, OR	Skilled Nursing	05/31/13	6,573,000	—	—	—	171,000
Winn MOB Portfolio	Decatur, GA	Medical Office	06/03/13	9,850,000	—	—	—	256,000
Hinsdale MOB Portfolio	Hinsdale, IL	Medical Office	07/11/13	35,500,000	—	—	—	923,000
Johns Creek Medical Office Building	Johns Creek, CA	Medical Office	08/26/13	20,100,000	—	—	—	523,000
Winn MOB II	Decatur, GA	Medical Office	08/27/13	2,800,000	—	—	—	73,000
Greeley Cottonwood MOB	Greeley, CO	Medical Office	09/06/13	7,450,000	—	—	—	194,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Acquisition(1)	Location	Type	Date Acquired	Purchase Price	Mortgage Loans Payable(2)	Line of Credit(3)	Issuance of Limited Partnership Units(4)	Acquisition Fee(5)
UK Senior Housing Portfolio(8)	England, Scotland and Jersey, UK	Senior Housing	09/11/13	$472,167,000	$—	$—	$—	12,276,000
Tiger Eye NY MOB Portfolio	Middletown, Rock Hill and Wallkill, NY	Medical Office	09/20/13 and 12/23/13	141,000,000	—	26,250,000	—	3,666,000
Salt Lake City LTACH	Murray, UT	Hospital	09/25/13	13,700,000	—	—	—	138,000	(9)
Lacombe MOB II	Lacombe, LA	Medical Office	09/27/13	5,500,000	—	—	—	143,000
Tennessee MOB Portfolio	Memphis and Hendersonville, TN	Medical Office	10/02/13	13,600,000	—	—	—	354,000
Central Indiana MOB Portfolio II	Greenfield and Indianapolis, IN	Medical Office	12/12/13	9,400,000	—	—	—	244,000
Kennestone East MOB Portfolio	Marietta, GA	Medical Office	12/13/13	13,775,000	—	—	—	358,000
Dux MOB Portfolio	Brownsburg, Evansville, Indianapolis, Lafayette, Munster, and St. John, IN; Escanaba, MI; Batavia, OH; and San Antonio, TX	Medical Office	12/19/13 and 12/20/13	181,800,000	—	—	—	4,727,000
Midwest CCRC Portfolio	Cincinnati, OH; Colorado Springs, CO; and Lincolnwood, IL	Senior Housing–RIDEA	12/20/13	310,000,000	—	32,000,000	—	8,060,000
Total				$1,461,065,000	$59,343,000	$145,150,000	$2,012,000	$37,771,000
___________

(1)	We own 100% of our properties acquired in 2013.

(2)	Represents the balance of the mortgage loans payable assumed by us at the time of acquisition.

(3)
Represents borrowings under the unsecured revolving line of credit, as defined in Note 9, Line of Credit, at the time of acquisition. We periodically advance funds and pay down the unsecured revolving line of credit as needed. See Note 9, Line of Credit, for a further discussion.

(4)	Represents the value of our operating partnership's units issued as part of the consideration paid to acquire the property.

(5)
Unless otherwise noted, our advisor entities and their affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.60% of the contract purchase price which was paid as follows: (i) in shares of our common stock in an amount equal to 0.15% of the contract purchase price, at $9.20 per share, the then most recent price paid to acquire a share of our common stock in our initial offering or our follow-on offering, or our offerings, net of selling commissions and dealer manager fees, and (ii) the remainder in cash equal to 2.45% of the contract purchase price.

(6)	On March 28, 2013, April 26, 2013 and May 20, 2013, we added a total of 12 additional buildings to our existing Central Indiana MOB Portfolio. The other five buildings were purchased in 2012.

(7)	On May 31, 2013, we purchased the fourteenth skilled nursing facility comprising our existing Pacific Northwest Senior Care Portfolio. The other 13 facilities were purchased in 2012.

(8)
On September 11, 2013, we purchased UK Senior Housing Portfolio for a net contract purchase price of £298,500,000, or approximately $472,167,000, based on the currency exchange rate on the acquisition date.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(9)
With respect to Salt Lake City LTACH, our advisor entities and their affiliates were paid an acquisition fee which was paid as follows: (i) in shares of our common stock in an amount equal to 0.15% of the contract purchase price, at $9.20 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees, and (ii) in cash equal to 2.45% of the contract purchase price less $218,000 which was previously paid as an acquisition fee for the Salt Lake City Note. See Note 4, Real Estate Notes Receivable, Net, for a further discussion. The total acquisition fee paid for both the Salt Lake City Note and the purchase of Salt Lake City LTACH was 2.60% of the contract purchase price of Salt Lake City LTACH.

Acquisitions in 2012
For the year ended December 31, 2012, we completed 24 acquisitions comprising 87 buildings from unaffiliated parties. The aggregate purchase price of these properties was $885,971,000 and we incurred $23,286,000 to our former advisor and our advisor entities and their respective affiliates in acquisition fees in connection with these acquisitions. The following is a summary of our acquisitions for the year ended December 31, 2012:

Acquisition(1)	Location	Type	Date Acquired	Purchase Price	Mortgage Loans Payable(2)	Lines of Credit		Issuance of Limited Partnership Units(5)	Acquisition Fee(6)
Southeastern SNF Portfolio	Conyers, Covington, Snellvile, Gainsville and Atlanta, GA; Memphis and Millington, TN; Shreveport, LA; and Mobile, AL	Skilled Nursing	01/10/12	$166,500,000	$83,159,000	$58,435,000	(3)	$—	$4,579,000
FLAGS MOB Portfolio	Boynton Beach, FL; Austell, GA; Okatie, SC; and Tempe, AZ	Medical Office	01/27/12 and 03/23/12	33,800,000	17,354,000	15,600,000	(3)	—	879,000
Spokane MOB	Spokane, WA	Medical Office	01/31/12	32,500,000	14,482,000	19,000,000	(3)	—	845,000
Centre Medical Plaza	Chula Vista, CA	Medical Office	04/26/12	24,600,000	11,933,000	6,000,000	(3)	—	640,000
Gulf Plains MOB Portfolio	Amarillo and Houston, TX	Medical Office	04/26/12	19,250,000	—	16,000,000	(3)	—	501,000
Midwestern MOB Portfolio	Champaign, Lemont, Naperville and Urbana, IL	Medical Office	05/22/12, 07/19/12 and 08/14/12	30,060,000	17,728,000	6,000,000	(3)	—	782,000
Texarkana MOB	Texarkana, TX	Medical Office	06/14/12	6,500,000	—	—		—	169,000
Greeley MOB	Greeley, CO	Medical Office	06/22/12	13,200,000	—	—		—	343,000
Columbia MOB	Columbia, SC	Medical Office	06/26/12	6,900,000	—	—		—	179,000
Ola Nalu MOB Portfolio	Huntsville, AL; New Port Richey, FL; Hilo, HI; Warsaw, IN; Las Vegas, NM; and Rockwall, San Angelo and Schertz, TX	Medical Office	06/29/12 and 07/12/12	71,000,000	—	64,000,000	(4)	—	1,846,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Acquisition(1)	Location	Type	Date Acquired	Purchase Price	Mortgage Loans Payable(2)	Lines of Credit		Issuance of Limited Partnership Units(5)	Acquisition Fee(6)
Silver Star MOB Portfolio	Killeen, Temple, Rowlett, Desoto and Frisco, TX	Medical Office	07/19/12, 09/05/12 and 09/27/12	$35,400,000	$—	$32,750,000	(4)	$—	$920,000
Shelbyville MOB	Shelbyville, TN	Medical Office	07/26/12	6,800,000	—	6,800,000	(4)	—	177,000
Jasper MOB	Jasper, GA	Medical Office	08/08/12 and 09/27/12	13,800,000	6,275,000	—		—	359,000
Pacific Northwest Senior Care Portfolio	Bend, Corvallis, Grants Pass, Prineville, Redmond and Salem, OR; and North Bend, Olympia and Tacoma, WA	Skilled Nursing and Senior Housing	08/24/12	58,231,000	—	45,000,000	(4)	—	1,514,000
East Tennessee MOB Portfolio	Knoxville, TN	Medical Office	09/14/12	51,200,000	—	50,000,000	(4)	—	1,331,000
Los Angeles Hospital Portfolio	Los Angeles, Gardena and Norwalk, CA	Hospital	09/27/12	85,000,000	—	86,500,000	(4)	—	2,210,000
Bellaire Hospital	Houston, TX	Hospital	11/09/12	23,250,000	—	12,000,000	(4)	—	605,000
Massachusetts Senior Care Portfolio	Dalton and HydePark, MA	Skilled Nursing and Senior Housing	12/10/12	24,350,000	—	22,000,000	(4)	—	633,000
St. Petersburg Medical Office Building	St. Petersburg, FL	Medical Office	12/20/12	10,400,000	—	—		—	270,000
Bessemer Medical Office Building	Bessemer, AL	Medical Office	12/20/12	25,000,000	—	12,000,000	(4)	—	650,000
Santa Rosa Medical Office Building	Santa Rosa, CA	Medical Office	12/20/12	18,200,000	—	—		—	473,000
North Carolina ALF Portfolio	Fayetteville, Fuquay-Varina, Knightdale, Lincolnton and Monroe, NC	Senior Housing	12/21/12	75,000,000	—	73,000,000	(4)	—	1,950,000
Falls of Neuse Raleigh Medical Office Building	Raleigh, NC	Medical Office	12/31/12	21,000,000	—	—		—	546,000
Central Indiana MOB Portfolio	Carmel, Indianapolis and Lafayette, IN	Medical Office	12/31/12	34,030,000	5,462,000	—		406,000	885,000
Total				$885,971,000	$156,393,000	$525,085,000		$406,000	$23,286,000
___________

(1)	We own 100% of our properties acquired in 2012.

(2)	Represents the balance of the mortgage loans payable assumed by us or newly placed on the property at the time of acquisition.

(3)
Represents borrowings under our secured revolving lines of credit with Bank of America, N.A., or Bank of America, and KeyBank National Association, or KeyBank, as defined in Note 9, Line of Credit, at the time of the respective acquisition. We periodically advanced funds and paid down our secured revolving lines of credit with Bank of America and KeyBank as needed. We currently have no amounts outstanding and terminated our secured revolving lines of credit with Bank of America and KeyBank as of June 5, 2012. See Note 9, Line of Credit, for a further discussion.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4)
Represents borrowings under our unsecured revolving line of credit, as defined in Note 9, Line of Credit, at the time of acquisition. We periodically advance funds and pay down our unsecured revolving line of credit as needed. See Note 9, Line of Credit, for a further discussion.

(5)	Represents the value of our operating partnership's units issued as part of the consideration paid to acquire the property.

(6)
Our former advisor or its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.75% of the contract purchase price of Southeastern SNF Portfolio. Except with respect to Southeastern SNF Portfolio, our advisor entities and their affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.60% of the contract purchase price which was paid as follows: (i) in shares of our common stock in an amount equal to 0.15% of the contract purchase price, at $9.00 or $9.20 per share, as applicable, the then most recent price paid to acquire a share of our common stock in our initial offering, net of selling commissions and dealer manager fees, and (ii) the remainder in cash equal to 2.45% of the contract purchase price.

Acquisitions in 2011
For the year ended December 31, 2011, we completed 11 acquisitions comprising 31 buildings from unaffiliated parties. The aggregate purchase price of these properties was $245,183,000 and we paid $6,739,000 in acquisition fees to our former advisor or its affiliates in connection with these acquisitions. The following is a summary of our acquisitions for the year ended December 31, 2011:

Acquisition(1)	Location	Type	Date Acquired	Purchase Price	Mortgage Loans Payable(2)	Lines of Credit(3)	Acquisition Fee to our Former Advisor or its Affiliates(4)
Monument Long-Term Acute Care Hospital Portfolio(5)	Columbia, MO	Hospital	01/31/11	$12,423,000	$—	$11,000,000	$336,000
St. Anthony North Medical Office Building	Westminster, CO	Medical Office	03/29/11	11,950,000	—	—	329,000
Loma Linda Pediatric Specialty Hospital	Loma Linda, CA	Skilled Nursing	03/31/11	13,000,000	—	8,700,000	358,000
Yuma Skilled Nursing Facility	Yuma, AZ	Skilled Nursing	04/13/11	11,000,000	—	9,000,000	303,000
Hardy Oak Medical Office Building	San Antonio, TX	Medical Office	04/14/11	8,070,000	5,253,000	—	222,000
Lakewood Ranch Medical Office Building(6)	Bradenton, FL	Medical Office	04/15/11	12,500,000	—	13,800,000	344,000
Dixie-Lobo Medical Office Building Portfolio	Alice, Lufkin, Victoria and Wharton, TX; Carlsbad and Hobbs, NM; Hope, AR; and Lake Charles, LA	Medical Office	05/12/11	30,050,000	23,239,000	5,000,000	826,000
Milestone Medical Office Building Portfolio	Jersey City, NJ and Bryant and Benton, AR	Medical Office	05/26/11	44,050,000	5,000,000	31,115,000	1,211,000
Philadelphia SNF Portfolio(7)	Philadelphia, PA	Skilled Nursing	06/30/11	75,000,000	—	74,870,000	2,063,000
Maxfield Medical Office Building	Sarasota, FL	Medical Office	07/11/11	7,200,000	5,119,000	—	198,000
Lafayette Physical Rehabilitation Hospital	Lafayette, LA	Hospital	09/30/11	12,100,000	—	12,000,000	333,000
Sierra Providence East Medical Plaza I	El Paso, TX	Medical Office	12/22/11	7,840,000	—	—	216,000
Total				$245,183,000	$38,611,000	$165,485,000	$6,739,000

(1)	We own 100% of our properties acquired in 2011.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)	Represents the balance of the mortgage loans payable assumed by us or newly placed on the property at the time of acquisition.

(3)
Represents borrowings under our secured revolving lines of credit with Bank of America and KeyBank, as defined in Note 9, Line of Credit, at the time of acquisition. We periodically advanced funds and paid down our secured revolving lines of credit with Bank of America and KeyBank as needed. We currently have no amounts outstanding and terminated our secured revolving lines of credit with Bank of America and KeyBank as of June 5, 2012. See Note 9, Line of Credit, for a further discussion.

(4)
Our former advisor or its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.75% of the contract purchase price for each property acquired.

(5)	On January 31, 2011, we purchased the fourth hospital comprising our existing Monument Long-Term Acute Care Hospital Portfolio, the other three of which were purchased in 2010.

(6)
We paid a loan defeasance fee of approximately $1,223,000, or the loan defeasance fee, related to the repayment of the seller’s loan that was secured by the Lakewood Ranch property and had an outstanding principal balance of approximately $7,561,000 at the time of repayment. As a result of the loan defeasance fee, the fees and expenses associated with the Lakewood Ranch property acquisition exceeded 6.0% of the contract purchase price of the Lakewood Ranch property. Pursuant to our charter, prior to the acquisition of the Lakewood Ranch property, our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the fees and expenses associated with the acquisition of the Lakewood Ranch property in excess of the 6.0% limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us.

(7)
We paid a state and city transfer tax of approximately $1,479,000 related to the transfer of ownership in the acquisition of Philadelphia SNF Portfolio. Also, we paid additional closing costs of $1,500,000 related to the operator’s costs associated with the sale of the portfolio. As a result of the state and city transfer tax and additional closing costs, the fees and expenses associated with the acquisition of Philadelphia SNF Portfolio exceeded 6.0% of the contract purchase price of Philadelphia SNF Portfolio. Pursuant to our charter, prior to the acquisition of Philadelphia SNF Portfolio, our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the fees and expenses associated with the acquisition of Philadelphia SNF Portfolio in excess of the 6.0% limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us.

4. Real Estate Notes Receivable, Net
Real estate notes receivable, net consisted of the following as of December 31, 2013 and 2012:

					Outstanding Balance(2) December 31,
Notes Receivable Location of Related Property or Collateral	Origination Date	Maturity Date	Contractual Interest Rate(1)	Maximum Advances Available	2013	2012	Acquisition Fee(3)
Salt Lake City Note(4)
Murray, UT	10/05/12	10/05/13	5.25%	$12,100,000	$—	$5,213,000	$218,000
UK Development Facility(5)
United Kingdom	09/11/13	various	7.50%	$110,420,000	16,593,000	—	321,000
Kissito Note
Roanoke, VA	09/20/13	03/19/15	7.25%	$4,400,000	2,002,000	—	40,000
					18,595,000	5,213,000	$579,000
Unamortized closing costs and origination fees, net					293,000	(31,000)
Real estate notes receivable, net					$18,888,000	$5,182,000
___________

(1)	Represents the per annum interest rate in effect as of December 31, 2013.

(2)
Outstanding balance represents the original principal balance, increased by any subsequent advances and decreased by any subsequent principal paydowns, and only requires monthly interest payments. The UK Development Facility is subject to certain prepayment restrictions if repaid on or before the maturity date.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(3)
Our advisor entities and their affiliates were paid, as compensation for services in connection with real estate-related investments, an acquisition fee of 2.00% of the total amount advanced through December 31, 2013.

(4)	On September 25, 2013, we purchased the property securing the Salt Lake City Note and the note receivable was settled in full.

(5)
We entered into the UK Development Facility agreement on July 6, 2013, which was effective upon the acquisition of UK Senior Housing Portfolio on September 11, 2013. There are various maturity dates depending upon the timing of advances, however, the maturity date will be no later than March 10, 2022. Based on the currency exchange rate as of December 31, 2013, the maximum amount of advances available was £66,691,000, or approximately $110,420,000, and the outstanding balance as of December 31, 2013 was £10,022,000, or approximately $16,593,000.

Pursuant to certain terms and conditions which may or may not be satisfied, we have the option to purchase the properties securing the UK Development Facility and the Kissito Note. The following shows the change in the carrying amount of the real estate notes receivable for the years ended December 31, 2013 and 2012:

Amount
Real estate notes receivable, net — December 31, 2011	$—
Additions:
Advances on real estate notes receivable	5,213,000
Deductions:
Closing costs and origination fees, net	(16,000)
Amortization of closing costs and origination fees	(15,000)
Real estate notes receivable, net — December 31, 2012	$5,182,000
Additions:
Advances on real estate notes receivable	$23,745,000
Closing costs and origination fees, net	431,000
Unrealized foreign currency gain from remeasurement	519,000
Deductions:
Amortization of closing costs and origination fees	(107,000)
Settlement of real estate note receivable	(10,882,000)
Real estate notes receivable, net — December 31, 2013	$18,888,000

Amortization expense on closing costs and origination fees for the years ended December 31, 2013 and 2012 was recorded against real estate revenue in our accompanying consolidated statements of operations and comprehensive income (loss).

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5. Identified Intangible Assets, Net
Identified intangible assets, net consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Tenant relationships, net of accumulated amortization of $11,128,000 and $4,662,000 as of December 31, 2013 and 2012, respectively (with a weighted average remaining life of 17.8 years and 20.5 years as of December 31, 2013 and 2012, respectively)	$131,816,000	$88,304,000
In-place leases, net of accumulated amortization of $23,364,000 and $11,532,000 as of December 31, 2013 and 2012, respectively (with a weighted average remaining life of 8.1 years and 10.6 years as of December 31, 2013 and 2012, respectively)	123,780,000	88,110,000
Leasehold interests, net of accumulated amortization of $658,000 and $400,000 as of December 31, 2013 and 2012, respectively (with a weighted average remaining life of 63.8 years and 63.1 years as of December 31, 2013 and 2012, respectively)	16,077,000	15,690,000
Above market leases, net of accumulated amortization of $3,466,000 and $1,805,000 as of December 31, 2013 and 2012, respectively (with a weighted average remaining life of 6.6 years and 9.4 years as of December 31, 2013 and 2012, respectively)	13,400,000	11,190,000
Defeasible interest, net of accumulated amortization of $29,000 and $14,000 as of December 31, 2013 and 2012, respectively (with a weighted average remaining life of 39.8 years and 40.8 years as of December 31, 2013 and 2012, respectively)	594,000	610,000
Master leases, net of accumulated amortization of $616,000 as of December 31, 2012 (with a weighted average remaining life of 0.6 years as of December 31, 2012)	—	243,000
	$285,667,000	$204,147,000

Amortization expense for the years ended December 31, 2013, 2012 and 2011 was $28,658,000, $14,967,000 and $5,437,000, respectively, which included $2,704,000, $1,524,000 and $420,000, respectively, of amortization recorded against real estate revenue for above market leases and $274,000, $260,000 and $139,000, respectively, of amortization recorded to rental expenses for leasehold interests in our accompanying consolidated statements of operations and comprehensive income (loss).
The aggregate weighted average remaining life of the identified intangible assets is 15.7 and 18.9 years as of December 31, 2013 and 2012, respectively. As of December 31, 2013, estimated amortization expense on the identified intangible assets for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount
2014	$51,526,000
2015	24,670,000
2016	22,595,000
2017	20,829,000
2018	19,132,000
Thereafter	146,915,000
$285,667,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6. Other Assets, Net
Other assets, net consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Deferred rent receivables	$24,494,000	$10,219,000
Deferred financing costs, net of accumulated amortization of $3,627,000 and $1,276,000 as of December 31, 2013 and 2012, respectively	6,282,000	6,234,000
Prepaid expenses and deposits	2,485,000	1,353,000
Lease commissions, net of accumulated amortization of $393,000 and $122,000 as of December 31, 2013 and 2012, respectively	4,677,000	1,716,000
	$37,938,000	$19,522,000

Amortization expense on lease commissions for the years ended December 31, 2013, 2012 and 2011 was $330,000, $99,000 and $29,000, respectively. Amortization expense on deferred financing costs for the years ended December 31, 2013, 2012 and 2011 was $2,661,000, $1,784,000 and $1,267,000, respectively. Amortization expense on deferred financing costs is recorded to interest expense in our accompanying consolidated statements of operations and comprehensive income (loss).
For the years ended December 31, 2013, 2012 and 2011, $86,000, $30,000 and $72,000, respectively, of the amortization expense on deferred financing costs was related to the write-off of deferred financing costs due to the early extinguishment of various mortgage loans.
Estimated amortization expense on deferred financing costs and lease commissions as of December 31, 2013 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount
2014	$3,509,000
2015	2,020,000
2016	879,000
2017	709,000
2018	585,000
Thereafter	3,257,000
$10,959,000
7. Mortgage Loans Payable, Net
Mortgage loans payable were $315,722,000 ($329,476,000, net of discount and premium) and $278,245,000 ($291,052,000, net of discount and premium) as of December 31, 2013 and 2012, respectively.
As of December 31, 2013, we had 43 fixed rate and three variable rate mortgage loans payable with effective interest rates ranging from 1.27% to 6.60% per annum and a weighted average effective interest rate of 4.87% per annum based on interest rates in effect as of December 31, 2013. The mortgage loans payable as of December 31, 2013 had maturity dates ranging from March 1, 2014 to September 1, 2047. As of December 31, 2013, we had $299,680,000 ($313,646,000, net of discount and premium) of fixed rate debt, or 94.9% of mortgage loans payable, at a weighted average effective interest rate of 5.00% per annum, and $16,042,000 ($15,830,000, net of discount) of variable rate debt, or 5.1% of mortgage loans payable, at a weighted average effective interest rate of 2.57% per annum.
As of December 31, 2012, we had 33 fixed rate and three variable rate mortgage loans payable with effective interest rates ranging from 1.31% to 6.60% per annum and a weighted average effective interest rate of 4.76% per annum based on interest rates in effect as of December 31, 2012. The mortgage loans payable as of December 31, 2012 had maturity dates ranging from March 1, 2014 to September 1, 2047. As of December 31, 2012, we had $261,612,000 ($274,659,000, net of discount and premium) of fixed rate debt, or 94.0% of mortgage loans payable, at a weighted average effective interest rate of 4.90% per annum, and $16,633,000 ($16,393,000, net of discount) of variable rate debt, or 6.0% of mortgage loans payable, at a weighted average effective interest rate of 2.60% per annum.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We are required by the terms of certain loan documents to meet certain covenants, such as occupancy ratios, leverage ratios, net worth ratios, debt service coverage ratio, liquidity ratios, operating cash flow to fixed charges ratios, distribution ratios and reporting requirements. As of December 31, 2013 and 2012, we were in compliance with all such covenants and requirements.
Mortgage loans payable, net consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Total fixed rate debt	$299,680,000	$261,612,000
Total variable rate debt	16,042,000	16,633,000
	315,722,000	278,245,000
Less: discount	(216,000)	(248,000)
Add: premium	13,970,000	13,055,000
Mortgage loans payable, net	$329,476,000	$291,052,000
The following shows the change in mortgage loans payable, net for the year ended December 31, 2013:

Amount
Mortgage loans payable, net — December 31, 2011	$80,466,000
Additions:
Borrowings on mortgage loans payable	71,602,000
Assumption of mortgage loans payable, net	170,282,000
Deductions:
Scheduled principal payments on mortgage loans payable	(3,611,000)
Early extinguishment of mortgage loans payable	(26,669,000)
Amortization of premium/discount on mortgage loans payable	(1,018,000)
Mortgage loans payable, net — December 31, 2012	$291,052,000
Additions:
Assumption of mortgage loans payable, net	$62,712,000
Deductions:
Scheduled principal payments on mortgage loans payable	(5,303,000)
Early extinguishment of mortgage loans payable	(16,563,000)
Amortization of premium/discount on mortgage loans payable	(2,422,000)
Mortgage loans payable, net — December 31, 2013	$329,476,000
As of December 31, 2013, the principal payments due on our mortgage loans payable for each of the next five years ending December 31 and thereafter, is as follows:

Year	Amount
2014	$15,363,000
2015	41,980,000
2016	50,319,000
2017	24,779,000
2018	40,064,000
Thereafter	143,217,000
$315,722,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8. Derivative Financial Instruments
ASC Topic 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. We utilize derivatives such as fixed interest rate swaps to add stability to interest expense and to manage our exposure to interest rate movements. We also use derivative instruments, such as foreign currency forward contracts, to mitigate the effects of the foreign currency fluctuations on future cash flows. Consistent with ASC Topic 815, we record derivative financial instruments in our accompanying consolidated balance sheets as either an asset or a liability measured at fair value. ASC Topic 815 permits special hedge accounting if certain requirements are met. Hedge accounting allows for gains and losses on derivatives designated as hedges to be offset by the change in value of the hedged item or items or to be deferred in other comprehensive income (loss).
As of December 31, 2013, no derivatives were designated as hedges. Derivatives not designated as hedges are not speculative and are used to manage our exposure to interest rate movements and foreign currency fluctuations, but do not meet the strict hedge accounting requirements of ASC Topic 815. Changes in the fair value of interest rate derivative financial instruments are recorded as a component of interest expense in gain (loss) in fair value of derivative financial instruments in our accompanying consolidated statements of operations and comprehensive income (loss). Changes in the fair value of foreign currency derivative financial instruments are recorded in foreign currency and derivative loss in our accompanying consolidated statements of operations and comprehensive income (loss).
See Note 14, Fair Value Measurements, for a further discussion of the fair value of our derivative financial instruments.
Interest Rate Swaps
For the years ended December 31, 2013, 2012 and 2011, we recorded $344,000, $24,000 and $(366,000), respectively, as a decrease (increase) to interest expense in our accompanying consolidated statements of operations and comprehensive income (loss) related to the change in the fair value of our interest rate swaps.
The following table lists the interest rate swap contracts held by us as of December 31, 2013:

Notional Amount	Index	Interest Rate	Fair Value	Instrument	Maturity Date
$2,483,000	one month LIBOR	6.00%	$(309,000)	Swap	08/15/21
6,798,000	one month LIBOR	4.41%	—	Swap	01/01/14
6,761,000	one month LIBOR	4.28%	(39,000)	Swap	05/01/14
6,784,000	one month LIBOR	4.11%	(103,000)	Swap	10/01/15
$22,826,000			$(451,000)
The following table lists the interest rate swap contracts held by us as of December 31, 2012:

Notional Amount	Index	Interest Rate	Fair Value	Instrument	Maturity Date
$2,731,000	one month LIBOR	6.00%	$(470,000)	Swap	08/15/21
6,970,000	one month LIBOR	4.41%	(89,000)	Swap	01/01/14
6,932,000	one month LIBOR	4.28%	(147,000)	Swap	05/01/14
6,784,000	one month LIBOR	4.11%	(89,000)	Swap	10/01/15
$23,417,000			$(795,000)
Foreign Currency Forward Contract
On September 9, 2013, we entered into a foreign currency forward contract to sell £180,000,000 at the fixed foreign currency exchange rate of 1.5606 on September 10, 2014. For the year ended December 31, 2013, we recorded an unrealized loss of $16,489,000 to foreign currency and derivative loss in our accompanying consolidated statements of operations and comprehensive income (loss) related to the change in the fair value of our foreign currency forward contract. As of December 31, 2013, the fair value of our foreign currency forward contract was $(16,489,000), which is included in security deposits, prepaid rent and other liabilities in our accompanying consolidated balance sheets. For the year ended December 31, 2012, we did not enter into any foreign currency forward contracts.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9. Line of Credit
Bank of America, N.A.
On July 19, 2010, we entered into a loan agreement with Bank of America to obtain a secured revolving credit facility with an aggregate maximum principal amount of $25,000,000, or the Bank of America line of credit. On May 4, 2011, we modified the Bank of America line of credit to increase the aggregate maximum principal amount from $25,000,000 to $45,000,000, subject to certain borrowing base conditions. On June 5, 2012, we terminated and currently have no additional obligations under the Bank of America line of credit.
KeyBank National Association
On June 30, 2011, we entered into a loan agreement with KeyBank to obtain a secured revolving credit facility with an aggregate maximum principal amount of $71,500,000, or the KeyBank line of credit. On October 6, 2011, RBS Citizens, N.A., d/b/a Charter One, or Charter One, was added as a syndication agent to the KeyBank line of credit, whereby $35,750,000 of the aggregate maximum principal amount of the KeyBank line of credit was assigned to Charter One. On June 5, 2012, we terminated and currently have no additional obligations under the KeyBank line of credit.
Unsecured Revolving Line of Credit
On June 5, 2012, we, our operating partnership and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America, as administrative agent, swingline lender and issuer of letters of credit; KeyBank, as syndication agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets as joint lead arrangers and joint book managers; and the lenders named therein, to obtain an unsecured revolving line of credit, with an aggregate maximum principal amount of $200,000,000, or our unsecured line of credit. The proceeds of loans made under our unsecured line of credit may be used for working capital, capital expenditures and other general corporate purposes (including, without limitation, property acquisitions and repayment of debt). Our operating partnership may obtain up to 10.0% of the maximum principal amount in the form of standby letters of credit and up to 15.0% of the maximum principal amount in the form of swingline loans.
On May 24, 2013, we entered into a Second Amendment to the Credit Agreement, or the Amendment, which increased the aggregate maximum principal amount of our unsecured line of credit to $450,000,000, with Bank of America, KeyBank National Association, RBS Citizens, N.A., and Comerica Bank, as existing lenders, and Barclays Bank PLC, Fifth Third Bank, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank, and Sumitomo Mitsui Banking Corporation, as new lenders. The Amendment also revised the amount that may be obtained by our operating partnership in the form of swingline loans from up to 15.0% of the maximum principal amount to up to $50,000,000.
The maximum principal amount of the Credit Agreement, as amended, may be increased by up to $200,000,000, for a total principal amount of $650,000,000, subject to (a) the terms of the Credit Agreement, as amended, and (b) such additional financing amount being offered and provided by current lenders or additional lenders under the Credit Agreement, as amended.
At our option, loans under the Credit Agreement, as amended, bear interest at per annum rates equal to (a) (i) the Eurodollar Rate plus (ii) a margin ranging from 2.00% to 3.00% based on our consolidated leverage ratio, or (b) (i) the greater of: (x) the prime rate publicly announced by Bank of America, (y) the Federal Funds Rate (as defined in the Credit Agreement, as amended) plus 0.50% and (z) the one-month Eurodollar Rate (as defined in the Credit Agreement, as amended) plus 1.00%, plus (ii) a margin ranging from 1.00% to 2.00% based on our consolidated leverage ratio. Accrued interest under the Credit Agreement, as amended, is payable monthly. Our unsecured line of credit matures on June 5, 2015, and may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee.
We are required to pay a fee on the unused portion of the lenders' commitments under the Credit Agreement, as amended, at a per annum rate equal to 0.25% if the average daily used amount is greater than 50.0% of the commitments and 0.35% if the average daily used amount is less than 50.0% of the commitments.
The Credit Agreement, as amended, contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The Credit Agreement, as amended, imposes the following financial covenants, which are specifically defined in the Credit Agreement, as amended: (a) a maximum consolidated leverage ratio; (b) a maximum consolidated secured leverage ratio; (c) a minimum consolidated tangible net worth covenant; (d) a minimum consolidated fixed charge coverage ratio; (e) a maximum dividend payout ratio; (f) a maximum consolidated unencumbered leverage ratio; and (g) a minimum consolidated unencumbered interest coverage ratio. As of December 31, 2013 and 2012, we were in compliance with all such covenants and requirements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Credit Agreement, as amended, requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the Credit Agreement, as amended. In the event of default, the lenders have the right to terminate its obligations under the Credit Agreement, as amended, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon.
The actual amount of credit available under our unsecured line of credit at any given time is a function of, and is subject to, loan to value and debt service coverage ratios based on net operating income as contained in the Credit Agreement, as amended. Based on the value of our borrowing base properties, as such term is used in the Credit Agreement, as amended, our aggregate borrowing capacity under our unsecured line of credit was $450,000,000 and $200,000,000, respectively, as of December 31, 2013 and 2012. As of December 31, 2013 and 2012, borrowings outstanding under our unsecured line of credit totaled $68,000,000 and $200,000,000, respectively, and $382,000,000 and $0, respectively, remained available under our unsecured line of credit. The weighted average interest rate on borrowings outstanding as of December 31, 2013 and 2012 was 2.32% and 3.33%, respectively, per annum.
10. Identified Intangible Liabilities, Net
Identified intangible liabilities, net consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Below market leases, net of accumulated amortization of $887,000 and $265,000 as of December 31, 2013 and 2012, respectively (with a weighted average remaining life of 7.8 years and 8.2 years as of December 31, 2013 and 2012, respectively)	$6,884,000	$3,006,000
Above market leasehold interests, net of accumulated amortization of $83,000 and $17,000 as of December 31, 2013 and 2012, respectively (with a weighted average remaining life of 70.0 years and 48.8 years as of December 31, 2013 and 2012, respectively)	4,809,000	2,150,000
	$11,693,000	$5,156,000
Amortization expense on below market leases for the years ended December 31, 2013, 2012 and 2011 was $794,000, $241,000 and $122,000, respectively. Amortization expense on below market leases is recorded to real estate revenue in our accompanying consolidated statements of operations and comprehensive income (loss).
Amortization expense on above market leasehold interests for the years ended December 31, 2013, 2012 and 2011 was $66,000, $17,000 and $0, respectively. Amortization expense on above market leasehold interests is recorded against rental expenses in our accompanying consolidated statements of operations and comprehensive income (loss).
The aggregate weighted average remaining life of the identified intangible liabilities is 33.4 and 25.1 years as of December 31, 2013 and 2012, respectively. As of December 31, 2013, estimated amortization expense on below market leases and above market leasehold interests for each of the next five years ending December 31 and thereafter was as follows:

Year	Amount
2014	$1,269,000
2015	1,188,000
2016	1,118,000
2017	962,000
2018	853,000
Thereafter	6,303,000
$11,693,000
11. Commitments and Contingencies
Litigation
We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Environmental Matters
We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our consolidated financial position, results of operations or cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.
Other Organizational and Offering Expenses
Prior to January 7, 2012, other organizational and offering expenses in connection with our initial offering (other than selling commissions and the dealer manager fee) were paid by our former advisor or its affiliates. Other organizational and offering expenses included all expenses (other than selling commissions and the dealer manager fee which generally represented 7.0% and 3.0%, respectively, of our gross offering proceeds) to be paid by us in connection with our initial offering. These other organizational and offering expenses would only have become our liability to the extent they did not exceed 1.0% of the gross proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the DRIP. During the period from January 7, 2012 until February 14, 2013, our other organizational and offering expenses in connection with our initial offering were being paid by our sub-advisor or its affiliates on our behalf. As of February 14, 2013 and December 31, 2012, our sub-advisor, our former advisor and their affiliates had not incurred expenses on our behalf in excess of 1.0% of the gross proceeds of our initial offering. We terminated our initial offering and commenced our follow-on offering on February 14, 2013.
Our other organizational and offering expenses incurred in connection with our follow-on offering (other than selling commissions and the dealer manager fee) were paid by our sub-advisor or its affiliates on our behalf. These other organizational and offering expenses included all expenses to be paid by us in connection with our follow-on offering. These expenses only became our liability to the extent these other organizational and offering expenses did not exceed 1.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering. As of December 31, 2012, our sub-advisor and its affiliates had incurred expenses on our behalf of $610,000, in excess of 1.0% of the gross proceeds related to our follow-on offering, and therefore, these expenses were not recorded in our accompanying consolidated financial statements as of December 31, 2012. On October 30, 2013, we terminated our follow-on offering. As of October 30, 2013, our sub-advisor and its affiliates had not incurred expenses on our behalf in excess of 1.0% of the gross proceeds of our follow-on offering.
When recorded by us, other organizational expenses were expensed as incurred, as applicable, and offering expenses were charged to stockholders' equity as such amounts are reimbursed to our former advisor, our sub-advisor or their affiliates from the gross proceeds of our offerings. See Note 12, Related Party Transactions — Offering Stage, for a further discussion of other organizational and offering expenses.
Other
Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business, which include calls/puts to sell/acquire properties. In our view, these matters are not expected to have a material adverse effect on our consolidated financial position, results of operations or cash flows.
12. Related Party Transactions
Fees and Expenses Paid to Affiliates

Until January 6, 2012, all of our executive officers and our non-independent directors were also executive officers and employees and/or holders of a direct or indirect interest in our former advisor, our former sponsor, GEEA or other affiliated entities.
Effective as of August 24, 2009, we entered into the G&E Advisory Agreement with our former advisor, and effective as of June 22, 2009, we entered into the G&E Dealer Manager Agreement with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities. Until April 18, 2011, Grubb & Ellis Securities served as the dealer manager of our initial offering pursuant to the G&E Dealer Manager Agreement. Effective as of April 19, 2011, the G&E Dealer Manager Agreement with Grubb & Ellis Securities was assigned to, and assumed by, Grubb & Ellis Capital Corporation, a wholly owned subsidiary of our former sponsor. Therefore, references to the G&E Dealer Manager shall be deemed to refer to either Grubb & Ellis Securities or Grubb & Ellis Capital Corporation, or both, as applicable, unless otherwise specified.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On November 7, 2011, we notified our former advisor of the termination of the G&E Advisory Agreement. Pursuant to the G&E Advisory Agreement, either party could terminate the G&E Advisory Agreement without cause or penalty, subject to a 60-day transition period; however, certain rights and obligations of the parties would survive during the 60-day transition period and beyond. As a result of a new advisory agreement that took effect on January 7, 2012 upon the expiration of the 60-day transition period provided for in the G&E Advisory Agreement, Griffin-American Advisor serves as our advisor and delegates advisory duties to Griffin-American Sub-Advisor.
In addition, on November 7, 2011, we notified Grubb & Ellis Capital Corporation of the termination of the G&E Dealer Manager Agreement. Pursuant to the G&E Dealer Manager Agreement, either party could terminate the G&E Dealer Manager Agreement, subject to a 60-day transition period. Until January 6, 2012, Grubb & Ellis Capital Corporation remained a non-exclusive agent of our company and distributor of shares of our common stock. As a result of the Dealer Manager Agreement that took effect on January 7, 2012 upon the expiration of the 60-day transition period provided for in the G&E Dealer Manager Agreement, Griffin Securities serves as our dealer manager. The terms of the Dealer Manager Agreement are substantially the same as the terms of the terminated G&E Dealer Manager Agreement.
Upon the termination of the G&E Advisory Agreement and G&E Dealer Manager Agreement and corresponding 60-day transition periods, after January 6, 2012, we are no longer affiliated with Grubb & Ellis and its affiliates. The G&E Advisory Agreement and the G&E Dealer Manager Agreement entitled our former advisor, G&E Dealer Manager and their affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the years ended December 31, 2012 and 2011, we incurred $5,481,000 and $46,699,000, respectively, in fees and expenses to our former advisor or its affiliates as detailed below.
We are affiliated with Griffin-American Sub-Advisor and American Healthcare Investors; however, we are not affiliated with Griffin Capital, Griffin-American Advisor or Griffin Securities. In the aggregate, for the years ended December 31, 2013 and 2012, we incurred $62,699,000 and $34,823,000, respectively, in fees and expenses to our affiliates as detailed below. As discussed above, our advisor, which is not our affiliate, delegates certain advisory duties pursuant to a sub-advisory agreement to our sub-advisor, which is our affiliate. Therefore, although certain obligations under the Advisory Agreement are contractually performed by or for our advisor, only such obligations pursuant to the sub-advisory agreement that are performed by or for our sub-advisor or its affiliates are disclosed in this related party transactions note.

Offering Stage
Initial Offering Selling Commissions
Until January 6, 2012, G&E Dealer Manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. G&E Dealer Manager could have re-allowed all or a portion of these fees to participating broker-dealers. For the years ended December 31, 2012 and 2011, we incurred $512,000 and $22,196,000, respectively, in selling commissions to G&E Dealer Manager. Such commissions were charged to stockholders' equity as such amounts were paid to G&E Dealer Manager from the gross proceeds of our initial offering.
Effective as of January 7, 2012, selling commissions in connection with our initial offering were paid to Griffin Securities, an unaffiliated entity. See Note 13, Equity — Offering Costs, for a further discussion.
Initial Offering Dealer Manager Fee
Until January 6, 2012, G&E Dealer Manager received a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. G&E Dealer Manager could have re-allowed all or a portion of these fees to participating broker-dealers. For the years ended December 31, 2012 and 2011, we incurred $227,000 and $9,742,000, respectively, in dealer manager fees to G&E Dealer Manager. Such fees were charged to stockholders' equity as such amounts were paid to G&E Dealer Manager from the gross proceeds of our initial offering.
Effective as of January 7, 2012, the dealer manager fee in connection with our initial offering was paid to Griffin Securities, an unaffiliated entity. See Note 13, Equity — Offering Costs, for a further discussion.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Organizational and Offering Expenses
Other organizational expenses were expensed as incurred and offering expenses were charged to stockholders' equity as such amounts were paid from the gross proceeds of our offerings.
Initial Offering
Effective as of January 7, 2012, our other organizational and offering expenses were paid by our sub-advisor or its affiliates on our behalf. Our sub-advisor or its affiliates were reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. For the years ended December 31, 2013 and 2012, we incurred $116,000 and $5,733,000, respectively, in offering expenses to our sub-advisor in connection with our initial offering.
Until January 6, 2012, our former advisor or its affiliates were entitled to the same reimbursement. For the years ended December 31, 2012 and 2011, we incurred $76,000 and $3,261,000, respectively, in offering expenses to our former advisor or its affiliates in connection with our initial offering.
Follow-On Offering
Pursuant to our follow-on offering, which commenced February 14, 2013 and terminated on October 30, 2013, our other organizational and offering expenses were paid by our sub-advisor or its affiliates on our behalf. Our sub-advisor or its affiliates were reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering other than shares of our common stock sold pursuant to the DRIP. For the year ended December 31, 2013, we incurred $2,755,000 in offering expenses to our sub-advisor in connection with our follow-on offering.
Acquisition and Development Stage
Acquisition Fee
Effective as of January 7, 2012, our sub-advisor or its affiliates receive an acquisition fee of up to 2.60% of the contract purchase price for each property we acquire or 2.0% of the origination or acquisition price for any real estate-related investment we originate or acquire. The acquisition fee for property acquisitions is paid as follows: (i) in shares of common stock in an amount equal to 0.15% of the contract purchase price, at $9.00 or $9.20 per share, as applicable, the then most recent price paid to acquire a share of our common stock in our offerings, net of selling commissions and dealer manager fees, and (ii) the remainder in cash equal to 2.45% of the contract purchase price. Our sub-advisor or its affiliates are entitled to receive these acquisition fees for properties and real estate-related investments we acquire with funds raised in our offerings including acquisitions completed after the termination of the Advisory Agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. For the years ended December 31, 2013 and 2012, we incurred $38,246,000 and $18,811,000, respectively, in acquisition fees to our sub-advisor or its affiliates, which included 238,277 shares and 119,082 shares of common stock, respectively.
Until January 6, 2012, our former advisor or its affiliates were entitled to a similar fee; however, such fee was up to 2.75% of the contract purchase price for each property we acquired or 2.0% of the origination or acquisition price for any real estate-related investment we originated or acquired, entirely payable in cash. For the years ended December 31, 2012 and 2011, we incurred $4,579,000 and $6,739,000, respectively, in acquisition fees to our former advisor or its affiliates.
Acquisition fees in connection with the acquisition of properties are (i) expensed as incurred when they relate to the purchase of a business in accordance with ASC Topic 805 and are included in acquisition related expenses in our accompanying consolidated statements of operations and comprehensive income (loss), or (ii) are capitalized when they relate to the purchase of an asset and included in real estate investments, net, in our accompanying consolidated balance sheets, as applicable. Acquisition fees in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our accompanying consolidated balance sheets.
Development Fee
Effective as of January 7, 2012, our sub-advisor or its affiliates receive, in the event our sub-advisor or its affiliates provide development-related services, a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our sub-advisor or its affiliates if our sub-advisor or its affiliates elect to receive an acquisition fee based on the cost of

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

such development. For the years ended December 31, 2013 and 2012, we did not incur any development fees to our sub-advisor or its affiliates.
Until January 6, 2012, our former advisor or its affiliates would have been entitled to the same development fee. We did not incur any development fees to our former advisor or its affiliates.
Reimbursement of Acquisition Expenses
Effective as of January 7, 2012, our sub-advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating and acquiring assets, which is reimbursed regardless of whether an asset is acquired. For the years ended December 31, 2013 and 2012, we did not incur any acquisition expenses to our sub-advisor or its affiliates.
Until January 6, 2012, our former advisor or its affiliates were entitled to similar reimbursements of acquisition expenses. For the years ended December 31, 2012 and 2011, we incurred $0 and $21,000, respectively, in acquisition expenses to our former advisor or its affiliates.
Reimbursements of acquisition expenses are (i) expensed as incurred when they relate to the purchase of a business in accordance with ASC Topic 805 and are included in acquisition related expenses in our accompanying consolidated statements of operations and comprehensive income (loss), or (ii) are capitalized when they relate to the purchase of an asset and included in real estate investments, net, in our accompanying consolidated balance sheets, as applicable.
The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested directors, including a majority of our independent directors, not otherwise interested in the transaction. As of December 31, 2013, such fees and expenses did not exceed 6.0% of the purchase price of our acquisitions, except with respect to our acquisition of land in the Dixie-Lobo Medical Office Building Portfolio on May 2, 2013 and our acquisitions of the Lakewood Ranch property and Philadelphia SNF Portfolio, both of which we acquired in 2011. Pursuant to our charter, prior to the acquisition of the land in the Dixie-Lobo Medical Office Building Portfolio, the Lakewood Ranch property and Philadelphia SNF Portfolio, our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the fees and expenses associated with the acquisitions in excess of the 6.0% limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us. For a further discussion, see Note 3, Real Estate Investments, Net.
Operational Stage
Asset Management Fee
Effective as of January 7, 2012, our sub-advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.85% of average invested assets existing as of January 6, 2012 and one-twelfth of 0.75% of the average invested assets acquired after January 6, 2012, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of average invested capital. For such purposes, average invested assets means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation; and average invested capital means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan. For the years ended December 31, 2013 and 2012, we incurred $13,751,000 and $6,666,000, respectively, in asset management fees to our sub-advisor.
Until January 6, 2012, our former advisor or its affiliates were entitled to a similar monthly asset management fee; however, such asset management fee was equal to one-twelfth of 0.85% of average invested assets. For the years ended December 31, 2012 and 2011, we incurred $61,000 and $2,929,000, respectively, in asset management fees to our former advisor or its affiliates.
Asset management fees are included in general and administrative in our accompanying consolidated statements of operations and comprehensive income (loss).

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property Management Fee
Effective as of January 7, 2012, our sub-advisor or its affiliates are paid a monthly property management fee of up to 4.0% of the gross monthly cash receipts from each property managed by our sub-advisor or its affiliates. Our sub-advisor or its affiliates may sub-contract its duties to any third-party, including for fees less than the property management fees payable to our sub-advisor or its affiliates. In addition to the above property management fee, for each property managed directly by entities other than our sub-advisor or its affiliates, we pay our sub-advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property; provided however, that in no event will we pay both a property management fee and an oversight fee to our sub-advisor or its affiliates with respect to the same property. For the years ended December 31, 2013 and 2012, we incurred $4,418,000 and $2,142,000, respectively, in property management fees and oversight fees to our sub-advisor or its affiliates.
Until January 6, 2012, our former advisor or its affiliates were entitled to similar property management and oversight fees. For the years ended December 31, 2012 and 2011, we incurred $16,000 and $843,000, respectively, in property management fees and oversight fees to our former advisor or its affiliates.
Property management fees and oversight fees are included in rental expenses in our accompanying consolidated statements of operations and comprehensive income (loss).
On-site Personnel and Engineering Payroll
For the years ended December 31, 2013 and 2012, we did not incur payroll for on-site personnel and engineering to our sub-advisor or its affiliates. For the year ended 2011, we incurred $103,000 in payroll for on-site personnel and engineering to our former advisor or its affiliates, which is included in rental expenses in our accompanying consolidated statements of operations and comprehensive income (loss).
Lease Fees
Effective as of January 7, 2012, we pay our sub-advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm's-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the gross revenues generated during the initial term of the lease. For the years ended December 31, 2013 and 2012, we incurred $3,231,000 and $1,389,000, respectively, in lease fees to our sub-advisor or its affiliates.
Until January 6, 2012, our former advisor or its affiliates were entitled to similar lease fees. For the years ended December 31, 2012 and 2011, we incurred $0 and $395,000, respectively, in lease fees to our former advisor or its affiliates.
Lease fees are capitalized as lease commissions and included in other assets, net in our accompanying consolidated balance sheets.
Construction Management Fee
Effective as of January 7, 2012, in the event that our sub-advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, our sub-advisor or its affiliates are paid a construction management fee of up to 5.0% of the cost of such improvements. For the years ended December 31, 2013 and 2012, we incurred $182,000 and $82,000, respectively, in construction management fees to our sub-advisor or its affiliates.
Until January 6, 2012, our former advisor or its affiliates were entitled to similar construction management fees. For the years ended December 31, 2012 and 2011, we incurred $0 and $72,000, respectively, in construction management fees to our former advisor or its affiliates.
Construction management fees are capitalized as part of the associated asset and included in real estate investments, net in our accompanying consolidated balance sheets or expensed and included in our accompanying consolidated statements of operations and comprehensive income (loss), as applicable.
Operating Expenses
Effective as of January 7, 2012, we reimburse our sub-advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our sub-advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of:

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(i) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (ii) 25.0% of our net income, as defined in the Advisory Agreement, unless our independent directors determined that such excess expenses were justified based on unusual and nonrecurring factors.
For the 12 months ended December 31, 2013, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 1.1% and 21.7%, respectively, for the 12 months ended December 31, 2013. For the year ended December 31, 2013, our sub-advisor or its affiliates did not incur any operating expenses on our behalf.
Until January 6, 2012, our former advisor or its affiliates were entitled to a similar reimbursement of operating expenses. For the years ended December 31, 2012 and 2011, our former advisor or its affiliates incurred operating expenses on our behalf of $0 and $22,000, respectively.
Operating expense reimbursements are included in general and administrative in our accompanying consolidated statements of operations and comprehensive income (loss).
Related Party Services Agreement
We entered into a services agreement, effective September 21, 2009, or the Transfer Agent Services Agreement, with Grubb & Ellis Equity Advisors, Transfer Agent, LLC, formerly known as Grubb & Ellis Investor Solutions, LLC, or our former transfer agent, for transfer agent and investor services. Since our former transfer agent was an affiliate of our former advisor, the terms of the Transfer Agent Services Agreement were approved and determined by a majority of our directors, including a majority of our independent directors, as fair and reasonable to us and at fees which are no greater than that which would be paid to an unaffiliated party for similar services.
On November 7, 2011, we provided notice of termination of the Transfer Agent Services Agreement to our former transfer agent. Under the Transfer Agent Services Agreement, we were required to provide 60 days written notice of termination. Therefore, the Transfer Agent Services Agreement terminated on January 6, 2012. We engaged DST Systems, Inc., an unaffiliated party, to serve as our replacement transfer agent on January 6, 2012.
For the years ended December 31, 2012 and 2011, we incurred expenses of $10,000 and $311,000, respectively, for investor services that our former transfer agent provided to us, which is included in general and administrative in our accompanying consolidated statements of operations and comprehensive income (loss).
For the years ended December 31, 2012 and 2011, GEEA incurred expenses of $2,000 and $112,000, respectively, for subscription agreement processing services that our former transfer agent provided to us. As an other organizational and offering expense, these subscription agreement processing expenses became our liability since cumulative other organizational and offering expenses did not exceed 1.0% of the gross proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the DRIP.
Compensation for Additional Services
Effective as of January 7, 2012, our sub-advisor and its affiliates are paid for services performed for us other than those required to be rendered by our sub-advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services has to be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated parties for similar services. For the years ended December 31, 2013 and 2012, our sub-advisor and its affiliates were not compensated for any additional services.
Until January 6, 2012, our former advisor or its affiliates were also entitled to compensation for additional services under similar conditions. For the years ended December 31, 2012 and 2011, we incurred expenses of $0 and $65,000, respectively, for internal controls compliance services our former advisor or its affiliates provided to us.
Liquidity Stage
Disposition Fees
Effective as of January 7, 2012, for services relating to the sale of one or more properties, our sub-advisor or its affiliates are paid a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors, including a majority of our independent directors, upon the provision of a substantial amount of the services in the sales effort. The amount

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of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the years ended December 31, 2013 and 2012, we did not incur any disposition fees to our sub-advisor or its affiliates.
Until January 6, 2012, our former advisor or its affiliates would have been entitled to similar disposition fees. We did not incur any disposition fees to our former advisor or its affiliates.
Subordinated Participation Interest
Subordinated Distribution of Net Sales Proceeds
Effective as of January 7, 2012, in the event of liquidation, our sub-advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the net proceeds from the sales of properties, subject to certain reductions relating to properties acquired prior to Griffin-American Advisor's appointment as our advisor, as set forth in the operating partnership agreement, after distributions to our stockholders, in the aggregate, of (i) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus (ii) an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sale proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the years ended December 31, 2013 and 2012, we did not incur any such distributions to our sub-advisor.
Until January 6, 2012, our former advisor would have been entitled to a similar subordinated distribution of net sales proceeds. We did not incur any subordinated distribution of net sales proceeds to our former advisor.
Subordinated Distribution upon Listing
Effective as of January 7, 2012, upon the listing of shares of our common stock on a national securities exchange, our sub-advisor will be paid a distribution equal to 15.0% of the amount by which (i) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing, subject to certain reductions relating to properties acquired prior to Griffin-American Advisor's appointment as our advisor, as set forth in the operating partnership agreement. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. For the years ended December 31, 2013 and 2012, we did not incur any such distributions to our sub-advisor.
Until January 6, 2012, our former advisor would have been entitled to a similar subordinated distribution upon listing. We did not incur any subordinated distribution upon listing to our former advisor.
Subordinated Distribution Upon Termination
Upon termination or non-renewal of the Advisory Agreement, our sub-advisor will be entitled to a subordinated distribution from our operating partnership equal to 15.0% of the amount, if any, by which (i) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, will provide them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date, subject to certain reductions relating to properties acquired prior to Griffin-American Advisor's appointment as our advisor.
As of December 31, 2013 and 2012, we had not recorded any charges to earnings related to the subordinated distribution upon termination.
Executive Stock Purchase Plans
On April 7, 2011, our Chairman of the Board of Directors and Chief Executive Officer, Jeffrey T. Hanson, and our President and Chief Operating Officer, Danny Prosky, each executed an executive stock purchase plan, or the G&E Plan, whereby each executive had irrevocably agreed to invest 100% and 50.0%, respectively, of their net after-tax cash compensation as employees of our sponsor directly into our company by purchasing shares of our common stock on a regular basis, corresponding to regular payroll periods and the payment of any other net after-tax cash compensation, including

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

bonuses. Their first investment under the G&E Plan began with their regularly scheduled payroll payment on April 29, 2011 and was to terminate on the earlier of (i) December 31, 2011, (ii) the termination of our initial offering, (iii) any suspension of our initial offering by our board of directors or regulatory body, or (iv) the date upon which the number of shares of our common stock owned by Mr. Hanson or Mr. Prosky, when combined with all their other investments in our common stock, exceeds the ownership limits set forth in our charter. The shares were purchased pursuant to our initial offering at a price of $9.00 per share, reflecting the elimination of selling commissions and the dealer manager fee in connection with such transactions.
On November 7, 2011, Messrs. Hanson and Prosky tendered their resignations from our former sponsor. On December 30, 2011, Messrs. Hanson and Prosky, as well as our Executive Vice President, General Counsel, Mathieu B. Streiff, each executed a stock purchase plan effective January 1, 2012, whereby each executive irrevocably agreed to invest 100%, 50.0% and 50.0%, respectively, of all of their net after-tax salary and cash bonus compensation that was earned on or after February 1, 2012 as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. In January 2012, our Chief Financial Officer, Shannon K S Johnson; our Senior Vice President of Acquisitions, Stefan K.L. Oh; and our Secretary, Cora Lo also entered into stock purchase plans in which they each irrevocably agreed to invest 15.0%, 15.0% and 10.0%, respectively, of their net after-tax base salaries that were earned on or after February 1, 2012 as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. Such arrangements terminated on December 31, 2012. The shares were purchased pursuant to our initial offering at a price of $9.00 per share prior to November 7, 2012 and $9.20 per share on or after November 7, 2012 reflecting the offering price in effect on the date of each stock purchase, exclusive of selling commissions and the dealer manager fee.
Effective January 1, 2013, Messrs. Hanson, Prosky, Streiff and Oh and Mses. Johnson and Lo each adopted an executive stock purchase plan, or the Executive Stock Purchase Plans, on terms similar to each of the stock purchase plans described above. The Executive Stock Purchase Plans each were to terminate on the earlier of (i) December 31, 2013, (ii) the termination of our offerings, (iii) any suspension of our offerings by our board of directors or a regulatory body, or (iv) the date upon which the number of shares of our common stock owned by such person, when combined with all their other investments in our common stock, exceeds the ownership limits set forth in our charter. In connection with the termination of our follow-on offering on October 30, 2013, the Executive Stock Purchase Plans also terminated.
For the years ended December 31, 2013, 2012 and 2011, our executive officers invested the following amounts and we issued the following shares of our common stock pursuant to the applicable stock purchase plan:

		Years Ended December 31,
		2013		2012		2011
Officer's Name	Title	Amount	Shares	Amount	Share	Amount	Share
Jeffrey T. Hanson	Chairman of the Board of Directors and Chief Executive Officer	$184,000	20,010	$201,000	22,356	$121,000	13,436
Danny Prosky	President and Chief Operating Officer	105,000	11,396	115,000	12,793	93,000	10,313
Mathieu B. Streiff	Executive Vice President, General Counsel	100,000	10,886	109,000	12,099	—	—
Shannon K S Johnson	Chief Financial Officer	16,000	1,735	17,000	1,889	—	—
Stefan K.L. Oh	Senior Vice President of Acquisitions	14,000	1,547	18,000	1,986	—	—
Cora Lo	Secretary	9,000	998	10,000	1,142	—	—
		$428,000	46,572	$470,000	52,265	$214,000	23,749

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounts Payable Due to Affiliates
The following amounts were outstanding to our affiliates as of December 31, 2013 and 2012:

	December 31,
Fee	2013	2012
Asset and property management fees	$2,201,000	$1,109,000
Construction management fees	94,000	40,000
Lease commissions	83,000	364,000
Offering costs	28,000	277,000
Acquisition fees	—	16,000
Operating expenses	1,000	1,000
	$2,407,000	$1,807,000
13. Equity
Preferred Stock
Our charter authorizes us to issue 200,000,000 shares of our preferred stock, par value $0.01 per share. As of December 31, 2013 and 2012, no shares of preferred stock were issued and outstanding.
Common Stock
Our charter authorizes us to issue 1,000,000,000 shares of our common stock. Until November 6, 2012, we offered to the public up to $3,000,000,000 of shares of our common stock for $10.00 per share in our primary offering and $285,000,000 of shares of our common stock pursuant to our DRIP for $9.50. On November 7, 2012, we began selling shares of our common stock in our initial offering at $10.22 per share in our primary offering and issuing shares pursuant to the DRIP for $9.71 per share. On February 14, 2013, we terminated our initial offering.
On February 14, 2013, we commenced our follow-on offering of up to $1,650,000,000 of shares of our common stock, in which we initially offered to the public up to $1,500,000,000 of shares of our common stock for $10.22 per share in our primary offering and up to $150,000,000 of shares of our common stock for $9.71 per share pursuant to the DRIP. We reserved the right to reallocate the shares of common stock we offered in our follow-on offering between the primary offering and the DRIP. As such, during our follow-on offering, we reallocated an aggregate of $107,200,000 of shares from the DRIP to the primary offering. Accordingly, we offered to the public $1,607,200,000 in our primary offering and $42,800,000 of shares of our common stock pursuant to the DRIP. On October 30, 2013, we terminated our follow-on offering.
On September 9, 2013, we filed a Registration Statement on Form S-3 under the Securities Act to register a maximum of $100,000,000 of additional shares of our common stock pursuant to the Secondary DRIP. The Registration Statement on Form S-3 was automatically effective with the SEC upon its filing; however, we did not commence offering shares pursuant to the Secondary DRIP until October 30, 2013 following the termination of our follow-on offering.
On February 4, 2009, our former advisor purchased 20,000 shares of common stock for total cash consideration of $200,000 and was admitted as our initial stockholder. We used the proceeds from the sale of shares of our common stock to our former advisor to make an initial capital contribution to our operating partnership. We subsequently repurchased the 20,000 shares of our common stock from our former advisor in February 2012 in connection with our transition to our co-sponsors.
On January 4, 2012, Griffin-American Advisor acquired 22,222 shares of our common stock for $200,000.
Through December 31, 2013, we granted an aggregate of 67,500 shares of our restricted common stock to our independent directors. Through December 31, 2013, we had issued 280,801,806 shares of our common stock in connection with our offerings, 10,504,674 shares of our common stock pursuant to the DRIP and the Secondary DRIP and 88,271 shares of our common stock for property acquisition fees that were issued after the termination of our follow-on offering. We had also repurchased 1,481,233 shares of our common stock under our share repurchase plan through December 31, 2013. As of December 31, 2013 and 2012, we had 290,003,240 and 113,199,988 shares of our common stock issued and outstanding, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Offering Costs
Selling Commissions
Initial Offering
Effective as of January 7, 2012, our dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager could have re-allowed all or a portion of these fees to participating broker-dealers. For the years ended December 31, 2013 and 2012, we incurred $9,102,000 and $41,633,000, respectively, in selling commissions to our dealer manager. Such commissions were charged to stockholders' equity as such amounts were paid to our dealer manager from the gross proceeds of our initial offering.
Follow-On Offering
Pursuant to our follow-on offering, which commenced February 14, 2013 and terminated on October 30, 2013, our dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock other than shares of our common stock sold pursuant to the DRIP. Our dealer manager could have re-allowed all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2013, we incurred $107,191,000 in selling commissions to our dealer manager. Such selling commissions were charged to stockholders’ equity as such amounts were reimbursed to our dealer manager from the gross proceeds of our follow-on offering.

Dealer Manager Fee
Initial Offering
Effective as of January 7, 2012, our dealer manager received a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager could have re-allowed all or a portion of these fees to participating broker-dealers. For the years ended December 31, 2013 and 2012, we incurred $3,981,000 and $18,356,000, respectively, in dealer manager fees to our dealer manager. Such fees were charged to stockholders' equity as such amounts were paid to our dealer manager from the gross proceeds of our initial offering.
Follow-On Offering

Pursuant to our follow-on offering, which commenced February 14, 2013 and terminated on October 30, 2013, our dealer manager received a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock other than shares of our common stock sold pursuant to the DRIP. Our dealer manager could have re-allowed all or a portion of the dealer manager fee to participating broker-dealers. For the year ended December 31, 2013, we incurred $47,825,000 in dealer manager fees to our dealer manager. Such fees were charged to stockholders' equity as such amounts were paid to our dealer manager from the gross proceeds of our follow-on offering.
Accumulated Other Comprehensive Income
The changes in accumulated other comprehensive income net of noncontrolling interests by component consisted of the following for the year December 31, 2013:

	Gains on Intra-Entity Foreign Currency Transactions That Are of a Long-Term Investment Nature	Foreign Currency Translation Adjustments	Total
Balance — December 31, 2012	$—	$—	$—
Net change in current period	22,037,000	739,000	22,776,000
Balance — December 31, 2013	$22,037,000	$739,000	$22,776,000
Noncontrolling Interests
On February 4, 2009, our former advisor made an initial capital contribution of $2,000 to our operating partnership in exchange for 200 limited partnership units. On January 4, 2012, Griffin-American Advisor contributed $2,000 to acquire 200 limited partnership units of our operating partnership. On September 14, 2012, we entered into an agreement whereby we

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

purchased all of the limited partnership interests held by our former advisor in our operating partnership. Between December 31, 2012 and July 16, 2013, 12 investors contributed their interests in 15 buildings in exchange for 281,600 limited partnership units in our operating partnership at an offering price per unit of $9.50. Pursuant to the operating partnership agreement, each limited partnership unit may be exchanged, at any time on or after the first anniversary date of the issuance, on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock, or any combination of both. Each limited partnership unit is also entitled to distributions in an amount equal to the per share distributions declared on shares of our common stock.
As of December 31, 2013 and 2012, we owned greater than a 99.90% and 99.96%, respectively, general partnership interest in our operating partnership and our limited partners owned less than a 0.10% and 0.04%, respectively, limited partnership interest in our operating partnership. As such, less than 0.10% and 0.04%, respectively, of the earnings of our operating partnership for the years ended December 31, 2013 and 2012 were allocated to noncontrolling interests, subject to certain limitations.
In addition, as of December 31, 2012, we owned a 98.75% interest in the consolidated limited liability company that owns the Pocatello East MOB property. As such, 1.25% of the earnings of the Pocatello East MOB property were allocated to noncontrolling interests for the year ended December 31, 2012.
On December 31, 2013, we purchased the remaining 1.25% noncontrolling interest in the consolidated limited liability company that owns Pocatello East Medical Office Building, or the Pocatello East MOB property, that was purchased on July 27, 2010. The difference in the amount we paid and the noncontrolling interest balance on the acquisition date was reflected as an adjustment to additional paid-in capital in our accompanying consolidated balance sheets with no gain or loss recognized. As such, 1.25% of the earnings of the Pocatello East MOB property were allocated to noncontrolling interests during 2012 and 2013 through the date of purchase of the noncontrolling interest.
Distribution Reinvestment Plan
We adopted the DRIP that allows stockholders to purchase additional shares of our common stock through the reinvestment of distributions at an offering price equal to 95.0% of the primary offering price of our offerings, subject to certain conditions. On September 9, 2013, we filed a Registration Statement on Form S-3 under the Securities Act to register a maximum of $100,000,000 of additional shares of our common stock pursuant to the Secondary DRIP. We commenced offering shares under the Secondary DRIP on October 30, 2013 following the termination of our follow-on offering.
For the years ended December 31, 2013, 2012 and 2011, $67,905,000, $22,622,000 and $8,817,000, respectively, in distributions were reinvested and 6,993,254, 2,374,407 and 928,058 shares of our common stock, respectively, were issued pursuant to the DRIP and the Secondary DRIP. As of December 31, 2013 and 2012, a total of $101,329,000 and $33,424,000, respectively, in distributions were reinvested and 10,504,674 and 3,511,420 shares of our common stock, respectively, were issued pursuant to the DRIP and the Secondary DRIP. Effective as of November 7, 2012, in connection with the change to the offering price per share of our common stock in our initial offering, we amended the DRIP to issue shares pursuant to the DRIP for $9.71 per share.
Share Repurchase Plan
Our board of directors has approved a share repurchase plan. Our share repurchase plan allows for repurchases of shares of our common stock by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Subject to the availability of the funds for share repurchases, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided, however, that shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP and the Secondary DRIP.
Until December 7, 2012, under our share repurchase plan, repurchase prices ranged from $9.25, or 92.5% of the price paid per share, following a one year holding period to an amount not less than 100% of the price paid per share following a four year holding period. On November 6, 2012, our board of directors approved an Amended and Restated Share Repurchase Plan, whereby all shares repurchased on or after December 7, 2012 would be repurchased at 92.5% to 100% of each stockholder's repurchase amount depending on the period of time their shares have been held. Pursuant to the Amended and Restated Share Repurchase Plan, at any time we are engaged in an offering of shares of our common stock, the repurchase amount for shares

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

repurchased under our share repurchase plan will always be equal to or lower than the applicable per share offering price. However, if shares of our common stock are to be repurchased in connection with a stockholder's death or qualifying disability, the repurchase price will be no less than 100% of the price paid to acquire the shares of our common stock from us. Furthermore, our share repurchase plan provides that if there are insufficient funds to honor all repurchase requests, pending requests will be honored among all requests for repurchase in any given repurchase period, as follows: first, pro rata as to repurchases sought upon a stockholder's death; next, pro rata as to repurchases sought by stockholders with a qualifying disability; and, finally, pro rata as to other repurchase requests.
For the years ended December 31, 2013, 2012 and 2011, we received share repurchase requests and repurchased 925,094, 407,337 and 127,802 shares of our common stock, respectively, for an aggregate of $8,938,000, $3,953,000 and $1,198,000, respectively, at an average repurchase price of $9.66, $9.70 and $9.38 per share, respectively. All shares were repurchased using proceeds we received from the sale of shares of our common stock pursuant to the DRIP and the Secondary DRIP.
As of December 31, 2013 and 2012, we had received share repurchase requests and had repurchased 1,481,233 shares of our common stock for an aggregate of $14,299,000 at an average price of $9.65 per share and 556,139 shares of our common stock for an aggregate of $5,361,000 at an average price of $9.64, respectively, using proceeds we received from the sale of shares of our common stock pursuant to the DRIP and the Secondary DRIP.
2009 Incentive Plan
We adopted our incentive plan, pursuant to which our board of directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 2,000,000.
On October 21, 2009, we granted an aggregate of 15,000 shares of our restricted common stock, as defined in our incentive plan, to our independent directors in connection with their initial election to our board of directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. On each of June 8, 2010, June 14, 2011, November 7, 2012 and December 5, 2013 in connection with their re-election, we granted an aggregate of 7,500, 7,500, 15,000 and 15,000 shares, respectively, of our restricted common stock, as defined in our incentive plan, to our independent directors, which will vest over the same period described above. In addition, on November 7, 2012, we granted an aggregate of 7,500 shares of restricted common stock, as defined in our incentive plan, to our independent directors in consideration of the directors' determination of market compensation for independent directors of similar publicly registered real estate investment trusts. These shares of restricted common stock vest under the same period described above. The fair value of each share at the date of grant was estimated at $10.00 or $10.22 per share, as applicable, the then most recent price paid to acquire a share of our common stock in our offerings; and with respect to the initial 20.0% of shares of our restricted common stock that vested on the date of grant, expensed as compensation immediately, and with respect to the remaining shares of our restricted common stock, amortized on a straight-line basis over the vesting period. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted common stock have full voting rights and rights to distributions. For the years ended December 31, 2013, 2012 and 2011, we recognized compensation expense of $133,000, $115,000 and $66,000, respectively, related to the restricted common stock grants ultimately expected to vest. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the years ended December 31, 2013, 2012 and 2011, we did not assume any forfeitures. Stock compensation expense is included in general and administrative in our accompanying consolidated statements of operations and comprehensive income (loss).
As of December 31, 2013 and 2012, there was $280,000 and $260,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of our restricted common stock. This expense is expected to be recognized over a remaining weighted average period of 2.99 years.

As of December 31, 2013 and 2012, the weighted average grant date fair value of the nonvested shares of our restricted common stock was $306,000 and $289,000, respectively. A summary of the status of the nonvested shares of our restricted common stock as of December 31, 2013, 2012, 2011 and 2010, and the changes for the years ended December 31, 2013, 2012 and 2011, is presented below:

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Number of Nonvested Shares of our Restricted Common Stock	Weighted Average Grant Date Fair Value
Balance — December 31, 2010	15,000	$10.00
Granted	7,500	$10.00
Vested	(6,000)	$10.00
Forfeited	—	—
Balance — December 31, 2011	16,500	$10.00
Granted	22,500	$10.22
Vested	(10,500)	$10.09
Forfeited	—	—
Balance — December 31, 2012	28,500	$10.14
Granted	15,000	$10.22
Vested	(13,500)	$10.12
Forfeited	—	—
Balance — December 31, 2013	30,000	$10.19
Expected to vest — December 31, 2013	30,000	$10.19
14. Fair Value Measurements
Assets and Liabilities Reported at Fair Value
The table below presents our assets and liabilities measured at fair value on a recurring basis as of December 31, 2013, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Liabilities:
Interest rate swaps	$—	$451,000	$—	$451,000
Foreign currency forward contract	—	16,489,000	—	16,489,000
Contingent consideration obligations	—	—	4,675,000	4,675,000
Total liabilities at fair value	$—	$16,940,000	$4,675,000	$21,615,000

The table below presents our assets and liabilities measured at fair value on a recurring basis as of December 31, 2012, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Liabilities:
Interest rate swaps	$—	$795,000	$—	$795,000
Contingent consideration obligations	—	—	60,204,000	60,204,000
Total liabilities at fair value	$—	$795,000	$60,204,000	$60,999,000

There were no transfers into and out of fair value measurement levels during the years ended December 31, 2013, 2012 and 2011.
Derivative Financial Instruments
We use interest rate swaps to manage interest rate risk associated with floating rate debt and foreign currency forward contracts to mitigate the effects of foreign currency fluctuations. The valuation of these instruments is determined using widely

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accepted valuation techniques including a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, spot and forward rates, as well as option volatility. The fair values of interest rate swaps and foreign currency forward contracts are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates or foreign currency exchange rates (forward curves) derived from observable market interest rate curves and foreign currency exchange rates curves, as applicable.
To comply with the provisions of ASC Topic 820, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees.
Although we have determined that the majority of the inputs used to value our interest rate swaps and foreign currency forward contracts fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these instruments utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by us and our counterparty. However, as of December 31, 2013 and 2012, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of our interest rate swaps and foreign currency forward contracts. As a result, we have determined that our interest rate swaps and foreign currency forward contracts valuations in their entirety are classified in Level 2 of the fair value hierarchy.
Contingent Consideration
Assets
On December 22, 2011, we purchased Sierra Providence East Medical Plaza I and in connection with such purchase we recognized $115,000 as a contingent consideration asset as of December 31, 2011. We would have received such consideration to the extent a tenant in approximately 2,000 square feet of GLA did not pay their rental payments to us over the remaining term of their lease, which would have expired in April 2014. The range of payment to us was between $0 and up to a maximum of $115,000. In May 2012, a new tenant assumed the existing lease and pursuant to the agreement with the seller, we received $2,000 and the remaining funds held in escrow of $113,000 were released to the seller.
On September 27, 2012, we purchased the last building of the Silver Star MOB Portfolio and in connection with such purchase we subsequently received $8,000 from the seller as satisfaction of the contingent consideration asset, as two tenants occupied their units at dates subsequent to when originally anticipated at the date of acquisition.

Obligations
In connection with our property acquisitions, we have accrued $4,675,000 and $60,204,000 as contingent consideration obligations as of December 31, 2013 and 2012, respectively. Such consideration will be paid upon various conditions being met including our tenants achieving certain rent coverage ratios, completing renovation projects or sellers' leasing of unoccupied space. Of the amount accrued as of December 31, 2013, $3,208,000 relates to our acquisition of Pacific Northwest Senior Care Portfolio on August 24, 2012 and $1,467,000 relates to various other property acquisitions. Of the amount accrued as of December 31, 2012, $52,585,000 relates to our acquisition of Philadelphia SNF Portfolio on June 30, 2011, $5,492,000 relates to our acquisition of Pacific Northwest Senior Care Portfolio and $2,127,000 relates to various other property acquisitions.
For the year ended December 31, 2012, we recorded an increase in the obligation related to Philadelphia SNF Portfolio of $50,739,000 based on the tenant's significant improvement in the specified rent coverage ratio for the six and twelve months ended December 31, 2012. For the year ended December 31, 2013, we recorded an additional increase in the obligation related to Philadelphia SNF Portfolio of $458,000, and we subsequently paid $53,043,000 to settle the obligation. Such payments resulted in an increase in the monthly rent charged to the tenant and additional rental revenue to us.
We could be required to pay up to $6,525,000 in contingent consideration with respect to our acquisition of Pacific Northwest Senior Care Portfolio. The first $4,700,000 of such contingent consideration can be paid immediately following the acquisition date upon notification that improvements up to such dollar amount have been completed by the tenant. The remaining portion of up to $1,825,000 could be paid within three years from the acquisition date provided that (i) the tenant has achieved a certain specified rent coverage ratio computed in the aggregate for the six most recent calendar months and (ii) the tenant has completed additional improvements in an amount up to $1,825,000. The range of payment is between $0 and up to a

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

maximum of $6,525,000; however, such payment will result in an increase in the monthly rent charged to the tenant and additional rental revenue to us. We have assumed that the tenant will use and request the first $4,700,000 for the improvements and that the tenant will achieve the required rent coverage ratios for six consecutive months to qualify for the additional $1,825,000. As of December 31, 2013, we have made payments of $3,317,000 towards this obligation.

Unobservable Inputs and Reconciliation
The fair value of the contingent consideration is determined based on the facts and circumstances existing at each reporting date and the likelihood of the counterparty achieving the necessary conditions based on a probability weighted discounted cash flow analysis based, in part, on significant inputs which are not observable in the market. As a result, we have determined that our contingent consideration valuations are classified in Level 3 of the fair value hierarchy. Our contingent consideration assets are included in other assets, net and our contingent consideration obligations are included in security deposits, prepaid rent and other liabilities in our accompanying consolidated balance sheets and any changes in their fair value subsequent to their acquisition date valuations are charged to earnings. Gains and losses recognized on contingent consideration assets and obligations are included in acquisition related expenses in our accompanying consolidated statements of operations and comprehensive income (loss).
The following table shows quantitative information about unobservable inputs related to Level 3 fair value measurements used as of December 31, 2013 and 2012 for our most significant contingent consideration obligations:

Property	Fair Value as of December 31, 2013	Fair Value as of December 31, 2012	Unobservable Inputs	Range of Inputs/Inputs
Philadelphia SNF Portfolio(1)	$—	$52,142,000	Tenant's Earnings, as Defined, for the 12 Months Prior to Payment	$19,359,000
			Timing of Payment	June 30, 2013
			Market Multiplier Rate, as Defined	14.44%
			Percentage of Eligible Payment Requested	100%
Philadelphia SNF Portfolio(2)	$—	$443,000	Achieve Required Lease Coverage Ratios	Yes
			Percentage of Eligible Payment Requested	100%
Pacific Northwest Senior Care Portfolio(3)	$3,208,000	$5,492,000	Achieve Required Lease Coverage Ratios	Yes
			Total Estimated Cost of Tenant Improvements	$6,525,000
			Percentage of Eligible Payment Requested	100%
___________
Significant increases or decreases in any of the unobservable inputs in isolation in the aggregate would result in a significantly higher or lower fair value measurement to each contingent consideration obligation as of December 31, 2013 and 2012. Lastly, if the counterparty requests something less than 100% of the eligible payment, which they have the right to do so, then the fair value would decrease.

(1)
The most significant input to the valuation was the tenant's earnings, as defined in the agreement. An increase (decrease) in the assumed earnings would have increased (decreased) the fair value. An increase (decrease) in the projected timing of the payment would have decreased (increased) the fair value and an increase (decrease) in the market multiplier rate would have generally decreased (increased) the fair value, although such input at the then current level did not impact the calculation due to other limiting observable inputs.

(2)	If the lease coverage ratio was not met, then the fair value would have decreased to $0.

(3)
If the lease coverage ratio is not met for Pacific Northwest Senior Care Portfolio, then the fair value would decrease to $1,383,000 and $3,667,000 as of December 31, 2013 and 2012, respectively. A decrease in the total cost of the tenant improvements would decrease the fair value of the tenant improvement allowance. An increase in the total cost of the tenant improvements would have no impact on the payment.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a reconciliation of the beginning and ending balances of our contingent consideration assets and obligations for the years ended December 31, 2013, 2012 and 2011:

	Years Ended December 31,
	2013	2012	2011
Contingent Consideration Assets:
Beginning balance	$—	$115,000	$—
Realized/unrealized losses recognized in earnings	—	(105,000)	—
Settlements of assets	—	(10,000)	115,000
Ending balance	$—	$—	$115,000
Amount of total gains (losses) included in earnings attributable to the change in unrealized gains (losses) related to assets still held	$—	$—	$—

Contingent Consideration Obligations:
Beginning balance	$60,204,000	$6,058,000	$—
Additions to contingent consideration obligations	682,000	8,591,000	6,058,000
Realized/unrealized losses recognized in earnings	134,000	50,145,000	—
Settlements of obligations	(56,345,000)	(4,590,000)	—
Ending balance	$4,675,000	$60,204,000	$6,058,000
Amount of total (gains) losses included in earnings attributable to the change in unrealized (gains) losses related to obligations still held	$(78,000)	$50,801,000	$—
Financial Instruments Disclosed at Fair Value
ASC Topic 825, Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet. Fair value is defined under ASC Topic 820.
Our accompanying consolidated balance sheets include the following financial instruments: real estate notes receivable, net, cash and cash equivalents, accounts and other receivables, net, restricted cash, real estate and escrow deposits, accounts payable and accrued liabilities, accounts payable due to affiliates, mortgage loans payable, net and borrowings under our unsecured line of credit.
We consider the carrying values of real estate notes receivable, net, cash and cash equivalents, accounts and other receivables, net, restricted cash, real estate and escrow deposits, accounts payable and accrued liabilities to approximate the fair value for these financial instruments because of the short period of time since origination or the short period of time between origination of the instruments and their expected realization. The fair value of accounts payable due to affiliates is not determinable due to the related party nature of the accounts payable.
The fair value of the mortgage loans payable and our unsecured line of credit is estimated using a discounted cash flow analysis using borrowing rates available to us for debt instruments with similar terms and maturities. As of December 31, 2013 and 2012, the fair value of the mortgage loans payable was $324,930,000 and $308,472,000, respectively, compared to the carrying value of $329,476,000 and $291,052,000, respectively. The fair value of our unsecured line of credit as of December 31, 2013 and 2012 was $68,243,000 and $199,780,000, respectively, compared to the carrying value of $68,000,000 and $200,000,000, respectively. We have determined that the mortgage loans payable and our unsecured line of credit valuations are classified as Level 2 within the fair value hierarchy.
15. Income Taxes and Distributions
As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. We have elected to treat certain of our consolidated subsidiaries as TRSs pursuant to the Code. TRSs may participate in services that would otherwise be considered impermissible for REITs and are subject to federal and state income tax at regular corporate tax rates.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We did not incur income taxes for the years ended December 31, 2012 and 2011. Components of income (loss) before taxes for the year ended December 31, 2013 was as follows:

2013
Domestic	$9,574,000
Foreign	(1,514,000)
Income before income taxes	$8,060,000
The components of income tax expense (benefit) for the year ended December 31, 2013 was as follows:

2013
Federal deferred	$43,000
State deferred	5,000
Foreign current	152,000
Foreign deferred	(1,205,000)
Total income tax (benefit)	$(1,005,000)
Current Income Tax
Federal and state income taxes are generally a function of the level of income recognized by our TRSs. Foreign income taxes are generally a function of our income on our real estate investments located in the United Kingdom.
Deferred Taxes
Deferred income tax is generally a function of the period’s temporary differences (principally basis differences between tax and financial reporting for real estate assets and equity investments) and generation of tax net operating losses that may be realized in future periods depending on sufficient taxable income. For foreign income tax purposes, the UK Senior Housing Portfolio acquisition has been treated as a tax-free transaction resulting in a carry-over basis in assets and liabilities. In accordance with GAAP, we record all of the acquired assets and liabilities at the estimated fair values and recognize the deferred income tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair value of the assets at the date of this acquisition. If taxable income is generated in these subsidiaries, we recognize a deferred income tax benefit in earnings as a result of the reversal of the deferred income tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability.
Any increases or decreases to the deferred income tax liability are reflected in income tax benefit in our consolidated statements of operations and comprehensive income (loss). We did not have any deferred taxes as of December 31, 2012. The components of deferred tax liabilities as of December 31, 2013 were as follows:

2013
Foreign – built-in-gains, real estate properties	$47,635,000
Other – temporary differences	2,730,000
Total deferred tax liabilities	$50,365,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Tax Treatment of Distributions
For federal income tax purposes, distributions to stockholders are characterized as ordinary income, capital gain distributions, or nontaxable distributions. Nontaxable distributions will reduce U.S. stockholders’ basis (but not below zero) in their shares. The income tax treatment for distributions reportable for the years ended December 31, 2013, 2012 and 2011, was as follows:

	Years Ended December 31,
	2013		2012		2011
Ordinary income	$70,200,000	56%	$25,001,000	55%	$9,276,000	51%
Capital gain	—	—	—	—	—	—
Return of capital	55,329,000	44	20,575,000	45	8,912,000	49
	$125,529,000	100%	$45,576,000	100%	$18,188,000	100%

Amounts listed above do not include distributions paid on nonvested shares of our restricted common stock which have been separately reported.
16. Future Minimum Rent
Rental Income
We have operating leases with tenants that expire at various dates through 2033 and in some cases subject to scheduled fixed increases or adjustments based on a consumer price index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Future minimum base rent contractually due under operating leases, excluding tenant reimbursements of certain costs, as of December 31, 2013 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount
2014	$215,352,000
2015	211,942,000
2016	205,771,000
2017	198,849,000
2018	191,104,000
Thereafter	1,606,590,000
$2,629,608,000
Rental Expense
We have ground and other lease obligations that generally require fixed annual rental payments and may also include escalation clauses and renewal options. These leases expire at various dates through 2106, excluding extension options. Future minimum lease obligations under non-cancelable ground and other lease obligations as of December 31, 2013 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount
2014	$997,000
2015	1,006,000
2016	1,019,000
2017	1,027,000
2018	1,060,000
Thereafter	52,331,000
$57,440,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17. Business Combinations
2013
For the year ended December 31, 2013, we completed 19 property acquisitions comprising 82 buildings, which have been accounted for as business combinations. The aggregate purchase price was $812,575,000, plus closing costs and acquisition fees of $24,665,000, which are included in acquisition related expenses in our accompanying consolidated statements of operations and comprehensive income (loss). See Note 3, Real Estate Investments, Net, for a listing of the properties acquired, acquisition dates and the amount of financing initially incurred or assumed in connection with such acquisitions.

Results of operations for the property acquisitions are reflected in our accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2013 for the period subsequent to the acquisition date of each property through December 31, 2013. For the period from the acquisition date through December 31, 2013, we recognized the following amounts of revenue and net income for the property acquisitions:

Acquisition	Revenue	Net Income
2013 Acquisitions	$24,504,000	$3,434,000

The following summarizes the fair value of our 2013 property acquisitions at the time of acquisition:

	2013 Acquisitions
Building and improvements	$648,650,000
Land	56,548,000
Furniture, fixtures and equipment	3,740,000
In-place leases	53,240,000
Tenant relationships	51,171,000
Above market leases	6,923,000
Leasehold interest	972,000
Total assets acquired	821,244,000
Mortgage loans payable, net	(62,712,000)
Below market leases	(4,672,000)
Above market leasehold interests	(2,724,000)
Other liabilities	(682,000)	(1)
Total liabilities assumed	(70,790,000)
Net assets acquired	$750,454,000

(1)
Included in other liabilities is $395,000 and $287,000 accrued for as contingent consideration in connection with the purchase of Lacombe MOB II and a building in the Central Indiana MOB Portfolio, respectively. See Note 14, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, for a further discussion.

Assuming the property acquisitions in 2013 discussed above had occurred on January 1, 2012, for the years ended December 31, 2013 and 2012, pro forma revenue, net income (loss), net income (loss) attributable to controlling interest and net income (loss) per common share attributable to controlling interest — basic and diluted would have been as follows:

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	(Unaudited)
	Years Ended December 31,
	2013	2012
Revenue	$306,371,000	$227,491,000
Net income (loss)	$49,569,000	$(70,000,000)
Net income (loss) attributable to controlling interest	$49,514,000	$(69,896,000)
Net income (loss) per common share attributable to controlling interest — basic and diluted	$0.18	$(0.45)

The pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs were raised as of January 1, 2012. In addition, as acquisition related expenses related to the acquisitions are not expected to have a continuing impact, they have been excluded from the pro forma results. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the property acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.
2012
For the year ended December 31, 2012, we completed 23 property acquisitions comprising 82 buildings, which have been accounted for as business combinations. The aggregate purchase price was $810,971,000, plus closing costs and acquisition fees of $25,112,000, of which $24,887,000 was included in acquisition related expenses in our accompanying consolidated statements of operations and comprehensive income (loss) and $225,000 was capitalized as part of the measurement of the fair value of the tangible and identified intangible assets and liabilities of the properties and included in our accompanying consolidated balance sheets. See Note 3, Real Estate Investments, Net for a listing of the properties acquired, acquisition dates and the amount of financing initially incurred or assumed in connection with such acquisitions.
Results of operations for the property acquisitions are reflected in our accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2012 for the period subsequent to the acquisition date of each property through December 31, 2012. We present separately Southeastern SNF Portfolio, which is the one individually significant property acquisition during the year ended December 31, 2012, and aggregate the rest of the property acquisitions during the year ended December 31, 2012. For the period from the acquisition date through December 31, 2012, we recognized the following amounts of revenue and net income for the property acquisitions:

Acquisition	Revenue	Net Income
Southeastern SNF Portfolio	$18,746,000	$7,028,000
Other 2012 Acquisitions	$27,280,000	$5,304,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following summarizes the fair value of our 2012 property acquisitions at the time of acquisition:

	Southeastern SNF Portfolio	Other 2012 Acquisitions
Building and improvements	$123,175,000	$489,049,000
Land	15,009,000	57,003,000
Furniture, fixtures and equipment	1,578,000	—
In-place leases	20,918,000	48,517,000
Tenant relationships	15,272,000	53,760,000
Leasehold interest	—	3,803,000
Master lease	—	42,000
Above market leases	—	10,065,000
Defeasible interest	—	623,000
Total assets acquired	175,952,000	662,862,000
Mortgage loans payable, net	(92,611,000)	(77,671,000)
Below market leases	—	(2,624,000)
Above market leasehold interests	—	(2,167,000)
Other liabilities	(9,452,000)	(12,571,000)	(1)
Total liabilities assumed	(102,063,000)	(95,033,000)
Net assets acquired	$73,889,000	$567,829,000

(1)
Included in other liabilities is $6,525,000, $960,000 and $1,106,000 accrued for as contingent consideration obligations in connection with the acquisition of Pacific Northwest Senior Care Portfolio, Silver Star MOB Portfolio and Central Indiana MOB Portfolio, respectively. See Note 14, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, for a further discussion.

Assuming the property acquisitions in 2012 discussed above had occurred on January 1, 2011, for the years ended December 31, 2012 and 2011, pro forma revenue, net (loss) income, net (loss) income attributable to controlling interest and net (loss) income per common share attributable to controlling interest — basic and diluted would have been as follows:

	(Unaudited)
	Years Ended December 31,
	2012	2011
Revenue	$149,775,000	$135,050,000
Net (loss) income	$(23,605,000)	$16,191,000
Net (loss) income attributable to controlling interest	$(23,608,000)	$16,189,000
Net (loss) income per common share attributable to controlling interest — basic and diluted	$(0.16)	$0.15

The pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs were raised as of January 1, 2011. In addition, as acquisition related expenses related to the acquisitions are not expected to have a continuing impact, they have been excluded from the pro forma results. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.
18. Segment Reporting

As of December 31, 2013, we evaluated our business and made resource allocations based on five reportable business segments—medical office buildings, hospitals, skilled nursing facilities, senior housing and senior housing–RIDEA. Our medical office buildings are typically leased to multiple tenants under separate leases in each building, thus requiring active management and responsibility for many of the associated operating expenses (although many of these are, or can effectively be, passed through to the tenants). Our hospital investments are primarily single tenant properties which lease the facilities to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

unaffiliated tenants under “triple-net” and generally “master” leases that transfer the obligation for all facility operating costs (including maintenance, repairs, taxes, insurance and capital expenditures) to the tenant. Our skilled nursing facilities and senior housing facilities are acquired and similarly structured as our hospital investments. Our senior housing–RIDEA properties include senior housing facilities that are owned and operated utilizing a RIDEA structure.
We evaluate performance based upon net operating income of the combined properties in each segment. We define net operating income, a non-GAAP financial measure, as total revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, subordinated distribution purchase, acquisition related expenses, interest expense, foreign currency and derivative loss, interest income and income tax benefit. We believe that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, we believe that segment net operating income serves as a useful supplement to net income (loss) because it allows investors and our management to measure unlevered property-level operating results and to compare our operating results to the operating results of other real estate companies and between periods on a consistent basis. Segment net operating income should not be considered as an alternative to net income (loss) determined in accordance with GAAP as an indicator of our financial performance, and, accordingly, we believe that in order to facilitate a clear understanding of our consolidated historical operating results, segment operating income should be examined in conjunction with net income (loss) as presented in our accompanying consolidated financial statements.
Interest expense, depreciation and amortization and other expenses not attributable to individual properties are not allocated to individual segments for purposes of assessing segment performance.
Non-segment assets primarily consist of corporate assets including cash and cash equivalents, real estate and escrow deposits, deferred financing costs, other receivables and other assets not attributable to individual properties.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summary information for the reportable segments during the years ended December 31, 2013, 2012 and 2011 was as follows:

	Medical Office Buildings	Skilled Nursing Facilities	Hospitals	Senior Housing	Senior Housing–RIDEA	Year Ended December 31, 2013
Revenues:
Real estate revenue	$106,660,000	$49,381,000	$23,563,000	$22,492,000	$—	$202,096,000
Resident fees and services	—	—	—	—	2,307,000	2,307,000
Total revenues	106,660,000	49,381,000	23,563,000	22,492,000	2,307,000	204,403,000
Expenses:
Rental expenses	34,572,000	3,392,000	3,124,000	800,000	1,499,000	43,387,000
Segment net operating income	$72,088,000	$45,989,000	$20,439,000	$21,692,000	$808,000	$161,016,000
Expenses:
General and administrative						22,519,000
Acquisition related expenses						25,501,000
Depreciation and amortization						76,188,000
Income from operations						36,808,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense						(18,109,000)
Gain in fair value of derivative financial instruments						344,000
Foreign currency and derivative loss						(11,312,000)
Interest income						329,000
Income before income taxes						8,060,000
Income tax benefit						1,005,000
Net income						$9,065,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Medical Office Buildings	Skilled Nursing Facilities	Hospitals	Senior Housing	Senior Housing–RIDEA	Year Ended December 31, 2012
Revenues:
Real estate revenue	$49,981,000	$37,432,000	$12,280,000	$1,035,000	$—	$100,728,000
Expenses:
Rental expenses	16,666,000	2,853,000	1,516,000	96,000	—	21,131,000
Segment net operating income	$33,315,000	$34,579,000	$10,764,000	$939,000	$—	$79,597,000
Expenses:
General and administrative						11,067,000
Subordinated distribution purchase						4,232,000
Acquisition related expenses						75,608,000
Depreciation and amortization						38,407,000
Loss from operations						(49,717,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense						(13,566,000)
Gain in fair value of derivative financial instruments						24,000
Interest income						15,000
Net loss						$(63,244,000)

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Medical Office Buildings	Skilled Nursing Facilities	Hospitals	Senior Housing	Senior Housing–RIDEA	Year Ended December 31, 2011
Revenues:
Real estate revenue	$21,479,000	$11,327,000	$7,651,000	$—	$—	$40,457,000
Expenses:
Rental expenses	6,575,000	1,030,000	725,000	—	—	8,330,000
Segment net operating income	$14,904,000	$10,297,000	$6,926,000	$—	$—	$32,127,000
Expenses:
General and administrative						5,992,000
Acquisition related expenses						10,389,000
Depreciation and amortization						14,826,000
Income from operations						920,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense						(6,345,000)
Loss in fair value of derivative financial instruments						(366,000)
Interest income						17,000
Net loss						$(5,774,000)

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Assets by reportable segments as of December 31, 2013 and 2012, are as follows:

	December 31,
	2013	2012
Medical office buildings	$1,296,336,000	$677,444,000
Senior housing	699,420,000	116,871,000
Skilled nursing facilities	405,774,000	374,773,000
Senior housing–RIDEA	313,279,000	—
Hospitals	194,847,000	190,289,000
All other	19,070,000	95,252,000
Total assets	$2,928,726,000	$1,454,629,000
Our portfolio of properties and other investments are located in the United States and the United Kingdom. Revenues and assets are attributed to the country in which the property is physically located. The following is a summary of geographic information for our operations for the periods presented:

	Years Ended December 31,
	2013	2012	2011
Revenues:
United States	$191,424,000	$100,728,000	$40,457,000
United Kingdom	12,979,000	—	—
Total revenues	$204,403,000	$100,728,000	$40,457,000

	December 31,
	2013	2012
Real estate investments, net:
United States	$1,965,110,000	$1,112,295,000
United Kingdom	558,589,000	—
Total real estate investments, net	$2,523,699,000	$1,112,295,000
19. Concentration of Credit Risk
Financial instruments that potentially subject us to a concentration of credit risk are primarily real estate notes receivable, cash and cash equivalents, accounts and other receivable, restricted cash and escrow deposits. We are exposed to credit risk with respect to the real estate notes receivable but we believe collection of the outstanding amount is probable and that the risk is further mitigated as the real estate notes receivable are secured by property and there is a guarantee of completion agreement executed between the parent company of the borrower and us. Cash is generally invested in investment-grade, short-term instruments with a maturity of three months or less when purchased. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC. As of December 31, 2013 and 2012, we had cash and cash equivalents, restricted cash accounts and escrow deposits in excess of FDIC insured limits. We believe this risk is not significant. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants, and security deposits are obtained upon lease execution.
Based on leases in effect as of December 31, 2013, no one state in the United States accounted for 10.0% or more of our annualized base rent. However, we own UK Senior Housing Portfolio located in the United Kingdom, which accounted for 14.8% of our annualized base rent as of December 31, 2013. Accordingly, there is a geographic concentration of risk subject to fluctuations in the United Kingdom's economy.
Based on leases in effect as of December 31, 2013, our five reportable business segments, medical office buildings, skilled nursing facilities, senior housing, senior housing–RIDEA and hospitals, accounted for 45.1%, 18.7%, 18.0%, 10.3% and 7.9% , respectively, of our annualized base rent. As of December 31, 2013, rental payments by one of our tenants at our properties accounted for 10.0% or more of our annualized base rent, as follows:

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Tenant	2013 Annualized Base Rent(1)	Percentage of Annualized Base Rent	Property	Reportable Segment	GLA (Sq Ft)	Lease Expiration Date(2)
Myriad Healthcare Limited(3)	£21,610,000	14.8%	UK Senior Housing Portfolio	Senior Housing	962,000	09/10/48
__________

(1)
Annualized base rent is based on contractual base rent from leases in effect as of December 31, 2013 and was approximately $35,780,000 based on the currency exchange rate as of December 31, 2013. The loss of this tenant or its inability to pay rent could have a material adverse effect on our business and results of operations.

(2)	UK Senior Housing Portfolio is leased to one tenant under a 35-year absolute net lease with lease termination options on October 1, 2028 and October 1, 2038.

(3)
As of December 31, 2013, we had advanced £10,022,000, or approximately $16,593,000 based on the currency exchange rate as of December 31, 2013, under real estate notes receivable, to affiliates of Myriad Healthcare Limited. See Note 4, Real Estate Notes Receivable, Net, for a further discussion.

In addition, using annualized net operating income as a proxy for annualized based rent, Midwest CCRC Portfolio accounted for 10.3% of our annualized base rent as of December 31, 2013. Midwest CCRC Portfolio is managed by Senior Lifestyle Corporation utilizing a RIDEA structure. As a manager, Senior Lifestyle Corporation does not lease our properties, and, therefore, we are not directly exposed to its credit risk in the same manner or to the same extent as our triple-net tenants. However, the loss of this manager or its inability to efficiently and effectively manage our properties or to provide timely and accurate accounting information with respect thereto could have a material adverse effect on our business and results of operations.
20. Per Share Data
We report earnings (loss) per share pursuant to ASC Topic 260, Earnings per Share. Basic earnings (loss) per share for all periods presented are computed by dividing net income (loss) allocated to controlling interest by the weighted average number of shares of our common stock outstanding during the period. Net income (loss) allocated to controlling interest is calculated as net income (loss) attributable to controlling interest less distributions allocated to participating securities of$151,000, $11,000 and $11,000, respectively, for the years ended December 31, 2013, 2012 and 2011. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Nonvested shares of our restricted common stock and exchangeable limited partnership units of our operating partnership are participating securities and give rise to potentially dilutive shares of our common stock. As of December 31, 2013, 2012 and 2011, there were 30,000, 28,500 and 16,500 nonvested shares, respectively, of our restricted common stock outstanding, but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during these periods. As of December 31, 2013, 2012 and 2011, there were 281,800, 42,900 and 200 units, respectively, of exchangeable limited partnership units of our operating partnership outstanding, but such units were also excluded from the computation of diluted earning per share because such units were anti-dilutive during these periods.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21. Selected Quarterly Financial Data (Unaudited)
Set forth below is the unaudited selected quarterly financial data. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with GAAP, the unaudited selected quarterly financial data when read in conjunction with our consolidated financial statements.

	Quarters Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Revenues	$66,773,000	$52,018,000	$45,394,000	$40,218,000
Expenses	(62,946,000)	(39,236,000)	(34,680,000)	(30,733,000)
Income from operations	3,827,000	12,782,000	10,714,000	9,485,000
Other expense	(10,912,000)	(9,190,000)	(4,661,000)	(3,985,000)
Income tax benefit	1,005,000	—	—	—
Net (loss) income	(6,080,000)	3,592,000	6,053,000	5,500,000
Less: Net loss (income) attributable to noncontrolling interests	2,000	(3,000)	(9,000)	(4,000)
Net (loss) income attributable to controlling interests	$(6,078,000)	$3,589,000	$6,044,000	$5,496,000
Net (loss) income per common share attributable to controlling interest — basic and diluted	$(0.02)	$0.02	$0.04	$0.04
Weighted average number of common shares outstanding — basic and diluted	288,930,497	228,053,938	155,827,697	124,240,955

	Quarters Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Revenues	$33,058,000	$27,134,000	$21,807,000	$18,729,000
Expenses(1)	(66,413,000)	(45,026,000)	(19,844,000)	(19,162,000)
(Loss) income from operations	(33,355,000)	(17,892,000)	1,963,000	(433,000)
Other expense	(3,739,000)	(3,544,000)	(3,178,000)	(3,066,000)
Net loss	(37,094,000)	(21,436,000)	(1,215,000)	(3,499,000)
Less: Net income attributable to noncontrolling interests	(1,000)	(2,000)	—	—
Net loss attributable to controlling interest	$(37,095,000)	$(21,438,000)	$(1,215,000)	$(3,499,000)
Net loss per common share attributable to controlling interest — basic and diluted	$(0.36)	$(0.27)	$(0.02)	$(0.07)
Weighted average number of common shares outstanding — basic and diluted	103,025,656	78,492,871	62,579,602	52,044,669
___________

(1)
Expenses during the three months ended September 30, 2012 include $4,232,000 related to the purchase of the subordinated distribution. See Note 2, Summary of Significant Accounting Policies — Subordinated Distribution Purchase for a further discussion.

22. Subsequent Events
Share Repurchases
In January 2014 and February 2014, we repurchased 223,413 shares of our common stock, for an aggregate amount of $2,130,000, under our share repurchase plan.
Property Acquisitions
Subsequent to December 31, 2013, we completed the acquisitions of six buildings from unaffiliated parties. The aggregate purchase price of these properties was $85,150,000 and we paid $2,214,000 in acquisition fees to our advisor entities

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

or their affiliates in connection with these acquisitions. We have not yet measured the fair value of the tangible and identified intangible assets and liabilities of the acquisitions. The following is a summary of our property acquisitions subsequent to December 31, 2013:

Acquisition(1)	Location	Type	Date Acquired	Purchase Price	Line of Credit(2)	Acquisition Fee(3)
Dux MOB Portfolio(4)	Chillicothe, OH	Medical Office	01/09/14	$25,150,000	$23,500,000	$654,000
North Carolina ALF Portfolio(5)	Durham, NC	Senior Housing	02/06/14	21,000,000	21,600,000	546,000
Pennsylvania SNF Portfolio(6)	Royersford, PA	Skilled Nursing	03/06/14	39,000,000	40,530,000	1,014,000
Total				$85,150,000	$85,630,000	$2,214,000
______________

(1)	We own 100% of our properties acquired subsequent to December 31, 2013.

(2)	Represents borrowings under our unsecured line of credit at the time of acquisition. We periodically advance funds and pay down our unsecured line of credit as needed.

(3)
Our advisor entities and their affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.60% of the contract purchase price, which was paid as follows: (i) in shares of our common stock in an amount equal to 0.15% of the contract purchase price, at $9.20 per share, the then most recent price paid to acquire a share of our common stock in our follow-on offering, net of selling commissions and dealer manager fees, and (ii) the remainder in cash equal to 2.45% of the contract purchase price.

(4)	On January 9, 2014, we added one additional building to our existing Dux MOB Portfolio. The other 14 buildings were purchased in December 2013.

(5)	On February 6, 2014, we added one additional building to our existing North Carolina ALF Portfolio. The other five buildings were purchased in December 2012.

(6)	On March 6, 2014, we added four additional buildings to our existing Pennsylvania SNF Portfolio. The other two buildings were purchased in April 2013.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION
December 31, 2013

				Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances		Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Lacombe Medical Office Building (Medical Office)	Lacombe, LA	$—		$409,000	$5,438,000	(84,000)	$409,000	$5,354,000	$5,763,000	$(686,000)	2004	03/05/10
Center for Neurosurgery and Spine (Medical Office)	Sartell, MN	2,483,000		319,000	4,689,000	17,000	319,000	4,706,000	5,025,000	(843,000)	2006	03/31/10
Parkway Medical Center (Medical Office)	Beachwood, OH	5,450,000	(c)	1,320,000	7,192,000	745,000	1,320,000	7,937,000	9,257,000	(1,403,000)	1972/1987	04/12/10
Highlands Ranch Medical Pavilion (Medical Office)	Highlands Ranch, CO	—		1,234,000	5,444,000	105,000	1,234,000	5,549,000	6,783,000	(918,000)	1999	04/30/10
Muskogee Long-Term Acute Care Hospital (Hospital)	Muskogee, OK	6,761,000		379,000	8,314,000	300,000	379,000	8,614,000	8,993,000	(1,129,000)	2006	05/27/10
St. Vincent Medical Office Building (Medical Office)	Cleveland, OH	5,050,000	(c)	1,568,000	6,746,000	266,000	1,568,000	7,012,000	8,580,000	(1,188,000)	1984	06/25/10
Livingston Medical Arts Pavilion (Medical Office)	Livingston, TX	—		—	4,976,000	(90,000)	—	4,886,000	4,886,000	(566,000)	2007	06/28/10
Pocatello East Medical Office Building (Medical Office)	Pocatello, ID	7,389,000		—	14,319,000	2,847,000	—	17,166,000	17,166,000	(1,915,000)	2008	07/27/10

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

				Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances		Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Monument Long-Term Acute Care Hospital Portfolio (Hospital)		$23,399,000		$—	$—	$—	$—	$—	$—	$—
	Cape Girardeau, MO	(d)		799,000	6,268,000	1,000	799,000	6,269,000	7,068,000	(742,000)	2006	08/12/10
	Joplin, MO	(d)		995,000	6,908,000	1,000	995,000	6,909,000	7,904,000	(864,000)	2007	08/31/10
	Athens, GA	(d)		1,978,000	8,889,000	—	1,978,000	8,889,000	10,867,000	(985,000)	2008	10/29/10
	Columbia, MO	(d)		1,433,000	9,607,000	—	1,433,000	9,607,000	11,040,000	(953,000)	2009	01/31/11
Virginia Skilled Nursing Facility Portfolio (Skilled Nursing)	Charlottesville, VA	—		829,000	9,175,000	—	829,000	9,175,000	10,004,000	(1,012,000)	2004	09/16/10
	Bastian, VA	—		217,000	2,546,000	506,000	217,000	3,052,000	3,269,000	(435,000)	1989	09/16/10
	Lebanon, VA	—		359,000	3,917,000	83,000	359,000	4,000,000	4,359,000	(467,000)	1990	09/16/10
	Fincastle, VA	—		302,000	3,147,000	45,000	302,000	3,192,000	3,494,000	(446,000)	1990	09/16/10
	Low Moor, VA	—		655,000	6,817,000	87,000	655,000	6,904,000	7,559,000	(716,000)	1989/2008	09/16/10
	Midlothian, VA	—		1,840,000	9,991,000	—	1,840,000	9,991,000	11,831,000	(1,063,000)	1991	09/16/10
	Hot Springs, VA	—		203,000	2,116,000	183,000	203,000	2,299,000	2,502,000	(344,000)	1990	09/16/10
Sylva Medical Office Building (Medical Office)	Sylva, NC	—		—	9,116,000	913,000	—	10,029,000	10,029,000	(955,000)	2010	11/15/10
Surgical Hospital of Humble (Hospital)	Humble, TX	6,550,000	(c)	719,000	10,413,000	—	719,000	10,413,000	11,132,000	(991,000)	2000/2010	12/10/10
Lawton Medical Office Building Portfolio (Medical Office)	Lawton, OK	6,798,000		—	8,440,000	597,000	—	9,037,000	9,037,000	(900,000)	1985/2008	12/22/10

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

				Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances		Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Ennis Medical Office Building (Medical Office)	Ennis, TX	$—		$467,000	$5,486,000	$(13,000)	$467,000	$5,473,000	$5,940,000	$(624,000)	2007	12/22/10
St. Anthony North Medical Office Building (Medical Office)	Westminster, CO	5,975,000	(c)	—	9,543,000	103,000	—	9,646,000	9,646,000	(1,016,000)	2008	03/29/11
Loma Linda Pediatric Specialty Hospital (Hospital)	Loma Linda, CA	—		1,370,000	9,862,000	—	1,370,000	9,862,000	11,232,000	(797,000)	1971	03/31/11
Yuma Skilled Nursing Facility (Skilled Nursing)	Yuma, AZ	—		768,000	10,060,000	—	768,000	10,060,000	10,828,000	(853,000)	1964/2010	04/13/11
Hardy Oak Medical Office Building (Medical Office)	San Antonio, TX	—		814,000	6,184,000	121,000	814,000	6,305,000	7,119,000	(611,000)	2003	04/14/11
Lakewood Ranch Medical Office Building (Medical Office)	Bradenton, FL	—		—	10,324,000	360,000	—	10,684,000	10,684,000	(909,000)	2003	04/15/11
Dixie-Lobo Medical Office Building Portfolio (Medical Office)	Hope, AR	—		390,000	1,243,000	(58,000)	390,000	1,185,000	1,575,000	(114,000)	2003	05/12/11
	Lake Charles, LA	—		—	2,046,000	—	—	2,046,000	2,046,000	(218,000)	2001	05/12/11
	Carlsbad, NM	—		—	3,670,000	—	—	3,670,000	3,670,000	(357,000)	2002	05/12/11
	Hobbs, NM	—		—	1,913,000	—	—	1,913,000	1,913,000	(317,000)	2003	05/12/11

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
	Alice, TX	$—	$—	$3,535,000	$—	$—	$3,535,000	$3,535,000	$(401,000)	2001	05/12/11
	Lufkin, TX	—	—	2,294,000	—	—	2,294,000	2,294,000	(239,000)	2001	05/12/11
	Victoria, TX	—	—	4,313,000	—	—	4,313,000	4,313,000	(476,000)	1986/2003	05/12/11
	Wharton, TX	—	—	3,178,000	—	—	3,178,000	3,178,000	(305,000)	2001	05/12/11
Milestone Medical Office Building Portfolio (Medical Office)	Jersey City, NJ	16,000,000	—	21,551,000	233,000	—	21,784,000	21,784,000	(1,793,000)	2010	05/26/11
	Benton, AR	—	—	966,000	(553,000)	—	413,000	413,000	(102,000)	1992/1999	05/26/11
	Benton, AR	—	—	6,400,000	894,000	—	7,294,000	7,294,000	(781,000)	1986	05/26/11
	Bryant, AR	—	495,000	3,827,000	8,000	495,000	3,835,000	4,330,000	(376,000)	1993/2006	05/26/11
Philadelphia Skilled Nursing Facility Portfolio (Skilled Nursing)	Philadelphia, PA	—	1,184,000	27,655,000	—	1,184,000	27,655,000	28,839,000	(2,560,000)	1975	06/30/11
	Philadelphia, PA	—	1,249,000	12,593,000	—	1,249,000	12,593,000	13,842,000	(1,122,000)	1900	06/30/11
	Philadelphia, PA	—	719,000	9,121,000	—	719,000	9,121,000	9,840,000	(821,000)	1980	06/30/11
	Philadelphia, PA	—	887,000	10,962,000	—	887,000	10,962,000	11,849,000	(1,014,000)	1975	06/30/11
	Philadelphia, PA	—	707,000	9,152,000	—	707,000	9,152,000	9,859,000	(939,000)	1978	06/30/11
Maxfield Sarasota Medical Office Building (Medical Office)	Sarasota, FL	4,699,000	923,000	5,702,000	69,000	923,000	5,771,000	6,694,000	(679,000)	2000	07/11/11
Lafayette Physical Rehabilitation Hospital (Hospital)	Lafayette, LA	—	1,184,000	9,322,000	—	1,184,000	9,322,000	10,506,000	(658,000)	2006	09/30/11

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Sierra Providence East Medical Plaza I (Medical Office)	El Paso, TX	$—	$—	$5,696,000	$928,000	$—	$6,624,000	$6,624,000	$(606,000)	2008	12/22/11
Southeastern SNF Portfolio (Skilled Nursing)	Mobile, AL	4,880,000	335,000	7,323,000	—	335,000	7,323,000	7,658,000	(611,000)	1981	01/10/12
	Atlanta, GA	11,653,000	2,614,000	17,233,000	—	2,614,000	17,233,000	19,847,000	(1,279,000)	1970	01/10/12
	Covington, GA	10,969,000	1,419,000	13,562,000	—	1,419,000	13,562,000	14,981,000	(1,005,000)	1975/1988	01/10/12
	Gainesville, GA	6,848,000	1,163,000	8,979,000	—	1,163,000	8,979,000	10,142,000	(772,000)	1994	01/10/12
	Snellville, GA	13,014,000	2,992,000	16,694,000	—	2,992,000	16,694,000	19,686,000	(1,398,000)	1992	01/10/12
	Conyers, GA	7,863,000	3,512,000	17,485,000	—	3,512,000	17,485,000	20,997,000	(1,251,000)	1998	01/10/12
	Atlanta, GA	4,440,000	401,000	3,785,000	—	401,000	3,785,000	4,186,000	(296,000)	1969/1974	01/10/12
	Shreveport, LA	10,500,000	768,000	16,733,000	—	768,000	16,733,000	17,501,000	(1,219,000)	1972/1980	01/10/12
	Memphis, TN	6,594,000	1,341,000	11,906,000	—	1,341,000	11,906,000	13,247,000	(892,000)	1996	01/10/12
	Millington, TN	4,675,000	464,000	11,053,000	—	464,000	11,053,000	11,517,000	(743,000)	1991/1992	01/10/12
FLAGS MOB Portfolio (Medical Office)	Okatie, SC	7,486,000	—	7,475,000	254,000	—	7,729,000	7,729,000	(846,000)	1998	01/27/12
	Boynton, FL	4,007,000	—	5,302,000	111,000	—	5,413,000	5,413,000	(365,000)	2003	01/27/12
	Austell, GA	—	1,738,000	5,996,000	217,000	1,738,000	6,213,000	7,951,000	(725,000)	2000	01/27/12
	Tempe, AZ	5,190,000	—	6,531,000	40,000	—	6,571,000	6,571,000	(462,000)	1997	03/23/12
Spokane MOB (Medical Office)	Spokane, WA	13,904,000	—	29,875,000	56,000	—	29,931,000	29,931,000	(1,653,000)	2004	01/31/12
Centre Medical Plaza (Medical Office)	Chula Vista, CA	—	4,808,000	15,777,000	344,000	4,808,000	16,121,000	20,929,000	(1,042,000)	1976/2000	04/26/12

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

				Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances		Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Gulf Plains MOB Portfolio (Medical Office)	Amarillo, TX	$—		$1,827,000	$12,641,000	$—	$1,827,000	$12,641,000	$14,468,000	$(875,000)	1997/2006	04/26/12
	Houston, TX	—		—	2,703,000	—	—	2,703,000	2,703,000	(193,000)	1966/2010	04/26/12
Midwestern MOB Portfolio (Medical Office)	Champaign, IL	3,611,000		629,000	3,453,000	22,000	629,000	3,475,000	4,104,000	(228,000)	1995	05/22/12
	Lemont, IL	—		261,000	2,684,000	102,000	261,000	2,786,000	3,047,000	(295,000)	2001	05/22/12
	Naperville, IL	7,064,000		693,000	7,965,000	14,000	693,000	7,979,000	8,672,000	(384,000)	2004	07/19/12
	Urbana, IL	6,636,000		—	9,774,000	—	—	9,774,000	9,774,000	(391,000)	2002	08/14/12
Texarkana MOB (Medical Office)	Texarkana, TX	—		435,000	4,980,000	12,000	435,000	4,992,000	5,427,000	(304,000)	2005	06/14/12
Greeley MOB (Medical Office)	Greeley, CO	6,600,000	(c)	1,256,000	9,456,000	—	1,256,000	9,456,000	10,712,000	(729,000)	1998/2004	06/22/12
Columbia MOB (Medical Office)	Columbia, SC	3,450,000	(c)	675,000	4,885,000	13,000	675,000	4,898,000	5,573,000	(398,000)	1988	06/26/12
Ola Nalu MOB Portfolio (Medical Office)	Warsaw, IL	—		—	5,107,000	7,000	—	5,114,000	5,114,000	(239,000)	2006	06/29/12
	Huntsville, AL	4,667,000	(c)	—	6,757,000	65,000	—	6,822,000	6,822,000	(386,000)	2005	06/29/12
	Trinity, FL	—		470,000	4,490,000	(15,000)	470,000	4,475,000	4,945,000	(218,000)	2006	07/12/12
	Rockwall, TX	11,043,000	(c)	1,936,000	16,449,000	398,000	1,936,000	16,847,000	18,783,000	(942,000)	2006	06/29/12
	San Angelo, TX	—		—	3,890,000	78,000	—	3,968,000	3,968,000	(203,000)	2004	06/29/12
	San Angelo, TX	—		—	3,713,000	(77,000)	—	3,636,000	3,636,000	(191,000)	2005	06/29/12
	Schertz, TX	—		457,000	2,583,000	11,000	457,000	2,594,000	3,051,000	(177,000)	2005	06/29/12
	Hilo, HI	—		588,000	8,185,000	—	588,000	8,185,000	8,773,000	(375,000)	1996	06/29/12
	Las Vegas, NM	—		—	3,327,000	54,000	—	3,381,000	3,381,000	(161,000)	2005	06/29/12

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

				Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances		Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Silver Star MOB Portfolio (Medical Office)	Desoto, TX	$—		$917,000	$6,143,000	$3,000	$917,000	$6,146,000	$7,063,000	$(314,000)	2012	09/05/12
	Frisco, TX	—		894,000	12,335,000	603,000	894,000	12,938,000	13,832,000	(576,000)	2007	09/27/12
	Killeen, TX	—		265,000	1,428,000	—	265,000	1,428,000	1,693,000	(84,000)	1988/2008	07/19/12
	Rowlett, TX	—		553,000	1,855,000	—	553,000	1,855,000	2,408,000	(141,000)	2005	07/19/12
	Temple, TX	—		632,000	5,720,000	—	632,000	5,720,000	6,352,000	(314,000)	1974	07/19/12
Shelbyville MOB (Medical Office)	Shelbyville, TN	—		—	5,519,000	(9,000)	—	5,510,000	5,510,000	(320,000)	2008	07/26/12
Jasper MOB (Medical Office)	Jasper, GA	6,163,000	(e)	502,000	3,366,000	4,000	502,000	3,370,000	3,872,000	(168,000)	2003	09/27/12
	Jasper, GA	—	(e)	502,000	3,376,000	3,000	502,000	3,379,000	3,881,000	(167,000)	2003	09/27/12
	Jasper, GA	—		502,000	3,552,000	3,000	502,000	3,555,000	4,057,000	(224,000)	2011	08/08/12
Pacific Northwest Senior Care Portfolio (Skilled Nursing and Senior Housing)	Corvallis, OR	—		625,000	4,569,000	—	625,000	4,569,000	5,194,000	(210,000)	1995	08/24/12
	Bend, OR	—		643,000	4,429,000	—	643,000	4,429,000	5,072,000	(193,000)	1943	08/24/12
	Prineville, OR	—		316,000	4,415,000	—	316,000	4,415,000	4,731,000	(181,000)	1994	08/24/12
	Prineville, OR	—		505,000	1,673,000	—	505,000	1,673,000	2,178,000	(80,000)	1967	08/24/12
	Redmond, OR	—		181,000	4,862,000	—	181,000	4,862,000	5,043,000	(198,000)	1994	08/24/12
	Redmond, OR	—		383,000	2,147,000	—	383,000	2,147,000	2,530,000	(97,000)	1948	08/24/12
	Salem, OR	—		537,000	2,694,000	—	537,000	2,694,000	3,231,000	(132,000)	1988	08/24/12
	Grants Pass, OR	—		152,000	1,396,000	—	152,000	1,396,000	1,548,000	(59,000)	1963	08/24/12
	Bend, OR	—		264,000	7,546,000	—	264,000	7,546,000	7,810,000	(302,000)	1995	08/24/12
	Bend, OR	—		285,000	2,024,000	—	285,000	2,024,000	2,309,000	(104,000)	1968	08/24/12
	North Bend, WA	—		502,000	2,668,000	—	502,000	2,668,000	3,170,000	(109,000)	1959	08/24/12
	Olympia, WA	—		301,000	2,090,000	—	301,000	2,090,000	2,391,000	(89,000)	1937/2005	08/24/12
	Tacoma, WA	—		1,564,000	7,114,000	—	1,564,000	7,114,000	8,678,000	(346,000)	1976	08/24/12

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
	Grants Pass, OR	$—	$1,591,000	$5,245,000	$—	$1,591,000	$5,245,000	$6,836,000	$(112,000)	1966	05/31/13
East Tennessee MOB Portfolio (Medical Office)	Knoxville, TN	—	2,208,000	21,437,000	—	2,208,000	21,437,000	23,645,000	(969,000)	2009	09/14/12
	Knoxville, TN	—	2,962,000	17,614,000	—	2,962,000	17,614,000	20,576,000	(834,000)	2009	09/14/12
Los Angeles Hospital Portfolio (Hospital)	Los Angeles, CA	—	3,058,000	15,871,000	—	3,058,000	15,871,000	18,929,000	(650,000)	1942/1974	09/27/12
	Gardena, CA	—	5,368,000	30,665,000	—	5,368,000	30,665,000	36,033,000	(1,251,000)	1966	09/27/12
	Norwalk, CA	—	4,911,000	12,890,000	—	4,911,000	12,890,000	17,801,000	(572,000)	1957/1995	09/27/12
Bellaire Hospital (Hospital)	Houston, TX	—	2,955,000	15,433,000	85,000	2,955,000	15,518,000	18,473,000	(786,000)	1962/1972	11/09/12
Massachusetts Senior Care Portfolio (Skilled Nursing and Senior Housing)	Dalton, MA	—	1,592,000	8,061,000	—	1,592,000	8,061,000	9,653,000	(261,000)	1966	12/10/12
	Hyde Park, MA	—	915,000	2,884,000	—	915,000	2,884,000	3,799,000	(114,000)	1958	12/10/12
	Dalton, MA	—	1,414,000	6,433,000	—	1,414,000	6,433,000	7,847,000	(305,000)	1906/2002	12/10/12
St. Petersburg Medical Office Building (Medical Office)	St. Petersburg, FL	—	—	8,379,000	1,000	—	8,380,000	8,380,000	(305,000)	2004	12/20/12
Bessemer Medical Office Building (Medical Office)	Bessemer, AL	—	—	20,965,000	(4,000)	—	20,961,000	20,961,000	(672,000)	2006	12/20/12
Santa Rosa Medical Office Building (Medical Office)	Santa Rosa, CA	—	1,366,000	11,862,000	803,000	1,366,000	12,665,000	14,031,000	(757,000)	1983	12/20/12

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
North Carolina ALF Portfolio (Senior Housing)	Fayetteville, NC	$—	$1,251,000	$10,209,000	$1,000	$1,251,000	$10,210,000	$11,461,000	$(325,000)	2009	12/21/12
	Fuquay-Varina, NC	—	1,845,000	15,299,000	1,000	1,845,000	15,300,000	17,145,000	(461,000)	2010	12/21/12
	Knightdale, NC	—	2,267,000	13,438,000	1,000	2,267,000	13,439,000	15,706,000	(383,000)	2010	12/21/12
	Lincolnton, NC	—	1,801,000	14,778,000	—	1,801,000	14,778,000	16,579,000	(411,000)	2008	12/21/12
	Monroe, NC	—	1,467,000	14,732,000	—	1,467,000	14,732,000	16,199,000	(417,000)	2009	12/21/12
Falls of Neuse Raleigh Medical Office Building (Medical Office)	Raleigh, NC	—	—	17,454,000	—	—	17,454,000	17,454,000	(606,000)	2006	12/31/12
Central Indiana MOB Portfolio (Medical Office)	Indianapolis, IN	—	565,000	3,028,000	—	565,000	3,028,000	3,593,000	(148,000)	1978	12/31/12
	Indianapolis, IN	—	854,000	5,763,000	300,000	854,000	6,063,000	6,917,000	(310,000)	1991	12/31/12
	Indianapolis, IN	—	820,000	5,656,000	8,000	820,000	5,664,000	6,484,000	(237,000)	2006	12/31/12
	Carmel, IN	5,380,000	418,000	6,572,000	—	418,000	6,572,000	6,990,000	(233,000)	1993	12/31/12
	Lafayette, IN	—	799,000	4,975,000	13,000	799,000	4,988,000	5,787,000	(200,000)	2009	12/31/12
	Noblesville, IN	6,248,000	786,000	6,383,000	—	786,000	6,383,000	7,169,000	(210,000)	2007	03/28/13
	Avon, IN	4,205,000	395,000	3,330,000	—	395,000	3,330,000	3,725,000	(104,000)	1993	04/26/13
	Indianapolis, IN	2,491,000	276,000	3,512,000	(89,000)	186,000	3,513,000	3,699,000	(81,000)	1994	04/26/13
	Bloomington, IN	4,143,000	514,000	4,344,000	—	514,000	4,344,000	4,858,000	(170,000)	1995	04/26/13
	Noblesville, IN	5,173,000	634,000	4,155,000	—	634,000	4,155,000	4,789,000	(160,000)	2002	04/26/13
	Muncie, IN	6,184,000	727,000	6,760,000	6,000	727,000	6,766,000	7,493,000	(182,000)	2006	04/26/13
	Carmel, IN	2,352,000	319,000	1,804,000	3,000	319,000	1,807,000	2,126,000	(77,000)	2006	04/26/13
	Indianapolis, IN	6,109,000	387,000	7,280,000	—	387,000	7,280,000	7,667,000	(147,000)	2003	04/26/13

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
	Indianapolis, IN	$—	$437,000	$3,331,000	$5,000	$437,000	$3,336,000	$3,773,000	$(90,000)	2001	04/26/13
	Carmel, IN	9,700,000		11,280,000	11,000	—	11,291,000	11,291,000	(259,000)	2005	05/20/13
	Fishers, IN	3,508,000	749,000	3,501,000	192,000	749,000	3,693,000	4,442,000	(118,000)	2005	05/20/13
	Indianapolis, IN	8,418,000	1,655,000	11,772,000	—	1,655,000	11,772,000	13,427,000	(262,000)	2009	05/20/13
A & R Medical Office Building (Medical Office)	Ruston, LA	—	1,002,000	16,091,000	—	1,002,000	16,091,000	17,093,000	(489,000)	1984	02/20/13
	Abilene, TX	—	980,000	8,528,000	—	980,000	8,528,000	9,508,000	(269,000)	1990	02/20/13
Greeley Northern Colorado MOB Portfolio (Medical Office)	Greeley, CO	—	476,000	10,399,000	211,000	476,000	10,610,000	11,086,000	(313,000)	1954	02/28/13
	Greeley, CO	—	425,000	833,000	—	425,000	833,000	1,258,000	(63,000)	1974	02/28/13
	Greeley, CO	—	222,000	691,000	—	222,000	691,000	913,000	(62,000)	1963	02/28/13
St. Anthony North Denver MOB II (Medical Office)	Westminister, CO	—	405,000	2,814,000	3,000	405,000	2,817,000	3,222,000	(115,000)	2008	03/22/13
Eagles Landing GA MOB (Medical Office)	Stockbridge, GA	—	1,227,000	8,731,000	—	1,227,000	8,731,000	9,958,000	(244,000)	2004	03/28/13
Eastern Michigan MOB Portfolio (Medical Office)	Novi, MI	—	1,910,000	8,219,000	145,000	1,910,000	8,364,000	10,274,000	(318,000)	2006	03/28/13
	West Bloomfield, MI	—	894,000	6,377,000	55,000	894,000	6,432,000	7,326,000	(205,000)	1975	03/28/13

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Pennsylvania SNF Portfolio (Skilled Nursing)	Milton, PA	$—	$1,576,000	$6,821,000	$20,000	$1,576,000	$6,841,000	$8,417,000	$(208,000)	1983	04/30/13
	Watsontown, PA	—	638,000	4,610,000	48,000	638,000	4,658,000	5,296,000	(112,000)	1969	04/30/13
Rockwall MOB II (Medical Office)	Rockwall, TX	—	384,000	4,304,000	1,000	378,000	4,311,000	4,689,000	(84,000)	2008	05/23/13
Pittsfield Skilled Nursing Facility (Skilled Nursing)	Pittsfield, MA	—	3,041,000	13,183,000	—	3,041,000	13,183,000	16,224,000	(291,000)	1995	05/29/13
Des Plaines Surgical Center (Medical Office)	Des Plaines, IL	—	1,223,000	6,582,000	39,000	1,223,000	6,621,000	7,844,000	(155,000)	1989	05/31/13
Winn MOB Portfolio (Medical Office)	Decatur, GA	—	235,000	1,931,000	—	235,000	1,931,000	2,166,000	(56,000)	1976	06/03/13
	Decatur, GA	—	197,000	1,778,000	—	197,000	1,778,000	1,975,000	(52,000)	1976	06/03/13
	Decatur, GA	—	329,000	1,733,000	—	329,000	1,733,000	2,062,000	(52,000)	1976	06/03/13
	Decatur, GA	—	237,000	1,784,000	—	237,000	1,784,000	2,021,000	(43,000)	1976	06/03/13
Hinsdale MOB Portfolio (Medical Office)	Hinsdale, IL	—	1,398,000	18,764,000	150,000	1,398,000	18,914,000	20,312,000	(376,000)	1984	07/11/13
	Hinsdale, IL	—	858,000	4,879,000	291,000	858,000	5,170,000	6,028,000	(149,000)	1980	07/11/13
Johns Creek Medical Office Building (Medical Office)	Johns Creek, GA	—	1,014,000	14,509,000	1,168,000	1,014,000	15,677,000	16,691,000	(191,000)	2008	08/26/13
Winn MOB II (Medical Office)	Decatur, GA	—	396,000	1,677,000	—	396,000	1,677,000	2,073,000	(37,000)	1971/2002	08/27/13

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Greeley Cottonwood MOB (Medical Office)	Greeley, CO	$—	$368,000	$5,872,000	$—	$368,000	$5,872,000	$6,240,000	$(83,000)	1997	09/06/13
UK Senior Housing Portfolio (Senior Housing)(f)	Essex. UK	—	998,000	2,317,000	—	998,000	2,317,000	3,315,000	(30,000)	1999	09/11/13
	Sussex, UK	—	8,521,000	10,254,000	—	8,521,000	10,254,000	18,775,000	(129,000)	1860	09/11/13
	Jersey, UK	—	8,456,000	7,126,000	—	8,456,000	7,126,000	15,582,000	(94,000)	1900/2007	09/11/13
	Norwich, UK	—	105,000	365,000	—	105,000	365,000	470,000	(9,000)	1600/1800	09/11/13
	Middlesex, UK	—	3,223,000	21,181,000	—	3,223,000	21,181,000	24,404,000	(222,000)	2005	09/11/13
	Liss Hampshire, UK	—	2,144,000	2,513,000	—	2,144,000	2,513,000	4,657,000	(35,000)	1930/2009	09/11/13
	Chippenham Wiltshire, UK	—	4,934,000	5,553,000	—	4,934,000	5,553,000	10,487,000	(71,000)	1900/1998	09/11/13
	Taunton Somerset, UK	—	2,716,000	5,510,000	—	2,716,000	5,510,000	8,226,000	(66,000)	1998	09/11/13
	Kingston upon Thames, UK	—	27,020,000	21,749,000	—	27,020,000	21,749,000	48,769,000	(273,000)	1870/1980/ 2007	09/11/13
	Warwickshire, UK	—	2,052,000	3,307,000	—	2,052,000	3,307,000	5,359,000	(42,000)	1988	09/11/13
	Wimborne Dorset, UK	—	7,048,000	6,625,000	—	7,048,000	6,625,000	13,673,000	(91,000)	1980	09/11/13
	Gloucestershire, UK	—	6,859,000	12,940,000	—	6,859,000	12,940,000	19,799,000	(147,000)	2007	09/11/13
	Swindon Wiltshire, UK	—	4,056,000	4,612,000	—	4,056,000	4,612,000	8,668,000	(59,000)	1995	09/11/13
	Burton upon Trent, UK	—	4,365,000	5,749,000	—	4,365,000	5,749,000	10,114,000	(66,000)	1996	09/11/13
	Norfolk, UK	—	3,686,000	4,369,000	—	3,686,000	4,369,000	8,055,000	(60,000)	1800	09/11/13
	Oxford, UK	—	9,792,000	13,835,000	—	9,792,000	13,835,000	23,627,000	(176,000)	1890	09/11/13
	Suffolk, UK	—	3,579,000	8,002,000	—	3,579,000	8,002,000	11,581,000	(93,000)	2008	09/11/13
	Bristol, UK	—	5,911,000	5,479,000	—	5,911,000	5,479,000	11,390,000	(67,000)	1996	09/11/13

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

		Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)	Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Oxfordshire, UK	$—	$3,717,000	$4,920,000	$—	$3,717,000	$4,920,000	$8,637,000	$(66,000)	1862	09/11/13
Oxfordshire, UK	—	8,175,000	14,831,000	—	8,175,000	14,831,000	23,006,000	(172,000)	2009	09/11/13
Berkshire, UK	—	11,331,000	13,618,000	—	11,331,000	13,618,000	24,949,000	(145,000)	1950	09/11/13
Berkshire, UK	—	11,875,000	20,566,000	—	11,875,000	20,566,000	32,441,000	(274,000)	1930	09/11/13
Merstham Surrey, UK	—	7,163,000	7,438,000	—	7,163,000	7,438,000	14,601,000	(99,000)	1890/1970/ 2009	09/11/13
Working Surrey, UK	—	12,254,000	12,224,000	—	12,254,000	12,224,000	24,478,000	(158,000)	1880	09/11/13
Warlingham Surrey, UK	—	14,451,000	14,988,000	—	14,451,000	14,988,000	29,439,000	(164,000)	1984	09/11/13
Dorking Surrey, UK	—	4,408,000	5,337,000	—	4,408,000	5,337,000	9,745,000	(65,000)	1860	09/11/13
Camberely Surrey, UK	—	3,836,000	3,912,000	—	3,836,000	3,912,000	7,748,000	(52,000)	1910	09/11/13
Cranleigh Surrey, UK	—	11,720,000	9,402,000	—	11,720,000	9,402,000	21,122,000	(120,000)	1874	09/11/13
Lightwater Surrey, UK	—	2,604,000	4,439,000	—	2,604,000	4,439,000	7,043,000	(48,000)	1910	09/11/13
Lewes Sussex, UK	—	3,670,000	6,244,000	—	3,670,000	6,244,000	9,914,000	(83,000)	1800	09/11/13
East Sussex, UK	—	3,871,000	8,956,000	—	3,871,000	8,956,000	12,827,000	(100,000)	2000	09/11/13
West Sussex, UK	—	1,893,000	2,449,000	—	1,893,000	2,449,000	4,342,000	(33,000)	1993	09/11/13
Buckinghamshire, UK	—	4,753,000	7,358,000	—	4,753,000	7,358,000	12,111,000	(79,000)	2010	09/11/13
Buckinghamshire, UK	—	2,475,000	3,804,000	—	2,475,000	3,804,000	6,279,000	(45,000)	2001	09/11/13
Kent, UK	—	2,373,000	4,682,000	—	2,373,000	4,682,000	7,055,000	(52,000)	2008	09/11/13
Kent, UK	—	4,459,000	5,578,000	—	4,459,000	5,578,000	10,037,000	(77,000)	1970	09/11/13
Kent, UK	—	2,981,000	2,916,000	—	2,981,000	2,916,000	5,897,000	(35,000)	1995	09/11/13
Scotland, UK	—	1,041,000	3,707,000	—	1,041,000	3,707,000	4,748,000	(51,000)	1970	09/11/13
Scotland, UK	—	6,599,000	10,322,000	—	6,599,000	10,322,000	16,921,000	(118,000)	2006	09/11/13
Alloa Scotland, UK	—	1,724,000	3,772,000	—	1,724,000	3,772,000	5,496,000	(63,000)	1999	09/11/13
Scotland, UK	—	1,341,000	4,901,000	—	1,341,000	4,901,000	6,242,000	(61,000)	1998	09/11/13
Scotland, UK	—	1,378,000	4,508,000	—	1,378,000	4,508,000	5,886,000	(59,000)	1997	09/11/13

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
	Scotland, UK	$—	$1,029,000	$3,637,000	$—	$1,029,000	$3,637,000	$4,666,000	$(42,000)	1999	09/11/13
Tiger Eye NY MOB Portfolio (Medical Office)	Wallkill, NY	—	387,000	3,230,000	—	387,000	3,230,000	3,617,000	(32,000)	1993	09/20/13
	Wallkill, NY	—	1,050,000	58,398,000	—	1,050,000	58,398,000	59,448,000	(455,000)	2008	09/20/13
	Wallkill, NY	—	370,000	4,481,000	—	370,000	4,481,000	4,851,000	(39,000)	1991	09/20/13
	Middletown, NY	—	1,100,000	16,267,000	—	1,100,000	16,267,000	17,367,000	(145,000)	2013	09/20/13
	Rock Hill, NY	—	2,888,000	30,048,000	—	2,888,000	30,048,000	32,936,000	(274,000)	2004	09/20/13
	Wallkill, NY	—	1,142,000	25,458,000	—	1,142,000	25,458,000	26,600,000	—	2001	12/23/13
Salt Lake City LTACH (Hospital)	Murray, UT	—	1,579,000	9,756,000	—	1,579,000	9,756,000	11,335,000	(82,000)	2013	09/25/13
Lacombe MOB II (Medical Office)	Lacombe, LA	—		4,486,000	—		4,486,000	4,486,000	(43,000)	2009	09/27/13
Tennessee MOB Portfolio (Medical Office)	Memphis, TN	—	465,000	4,436,000	—	465,000	4,436,000	4,901,000	(46,000)	2004	10/02/13
	Hendersonville, TN	—	781,000	5,769,000	—	781,000	5,769,000	6,550,000	(56,000)	2007	10/02/13
Central Indiana MOB Portfolio II (Medical Office)	Indianapolis, IN	—	296,000	2,115,000	—	296,000	2,115,000	2,411,000	(8,000)	2007	12/12/13
	Indianapolis, IN	—	130,000	871,000	—	130,000	871,000	1,001,000	(6,000)	2002	12/12/13
	Indianapolis, IN	—	130,000	833,000	—	130,000	833,000	963,000	(4,000)	2004	12/12/13
	Greenfield, IN	—	363,000	2,636,000	—	363,000	2,636,000	2,999,000	(12,000)	2007	12/12/13
Kennestone Marietta MOB Portfolio (Medical Office)	Marietta, GA	—	544,000	4,165,000	—	544,000	4,165,000	4,709,000	(12,000)	2007	12/13/13
	Marietta, GA	—	802,000	6,310,000	—	802,000	6,310,000	7,112,000	(19,000)	2007	12/13/13

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

			Initial Cost to Company			Gross Amount of Which Carried at Close of Period(h)
Description(a)		Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(b)	Land	Buildings and Improvements	Total (g)	Accumulated Depreciation (i)(j)	Date of Construction	Date Acquired
Dux MOB Portfolio (Medical Office)	Indianapolis, IN	$—	$389,000	$4,712,000	$—	$389,000	$4,712,000	$5,101,000	$—	1983/1990	12/19/13
	San Antonio, TX	—	756,000	18,827,000	—	756,000	18,827,000	19,583,000	—	2006	12/19/13
	Munster, IN	—	308,000	5,356,000	—	308,000	5,356,000	5,664,000	—	1990	12/19/13
	Indianapolis, IN	—	—	4,289,000	—	—	4,289,000	4,289,000	—	2008	12/19/13
	Munster, IN	—	780,000	3,559,000	—	780,000	3,559,000	4,339,000	—	1999	12/19/13
	Munster, IN	—	1,072,000	15,383,000	—	1,072,000	15,383,000	16,455,000	—	1961	12/19/13
	St. John, IN	—	630,000	2,762,000	—	630,000	2,762,000	3,392,000	—	1994	12/19/13
	Batavia, OH	—	—	8,248,000	—	—	8,248,000	8,248,000	—	2006	12/19/13
	Brownsburg, IN	—	1,341,000	15,145,000	—	1,341,000	15,145,000	16,486,000	—	2008	12/19/13
	Lafayette, IN	—	827,000	11,024,000	—	827,000	11,024,000	11,851,000	—	2009	12/19/13
	Lafayette, IN	—	757,000	12,971,000	—	757,000	12,971,000	13,728,000	—	2009	12/19/13
	Indianapolis, IN	—	—	5,316,000	—	—	5,316,000	5,316,000	—	2008	12/19/13
	Evansville, IN	—	—	33,478,000	—	—	33,478,000	33,478,000	—	2006	12/19/13
	Escanaba, MI	—	—	11,495,000	—	—	11,495,000	11,495,000	—	2012	12/19/13
Midwest CCRC Portfolio(Senior Housing–RIDEA)	Lincolnwood, IL	—	4,798,000	65,103,000	—	4,798,000	65,103,000	69,901,000	—	1990/1991	12/20/13
	Colorado Springs, CO	—	11,326,000	62,949,000	—	11,326,000	62,949,000	74,275,000	—	1991	12/20/13
	Cincinnati, OH	—	3,438,000	66,861,000	—	3,438,000	66,861,000	70,299,000	—	1986/1990	12/20/13
	Cincinnati, OH	—	3,498,000	56,925,000	—	3,498,000	56,925,000	60,423,000	—	1830/2000	12/20/13
	Cincinnati, OH	—	479,000	12,664,000	—	479,000	12,664,000	13,143,000	—	1988	12/20/13
		$315,722,000	$414,275,000	$2,181,264,000	$14,395,000	$414,179,000	$2,195,755,000	$2,609,934,000	$(86,235,000)
 ________________

(a)	We own 100% of our properties as of December 31, 2013.

(b)	The cost capitalized subsequent to acquisition is shown net of dispositions.

(c)	Each of these eight mortgage loans are cross-collateralized in the aggregate principal amount of $48,785,000 as of December 31, 2013.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2013

(d)	As of December 31, 2013, a mortgage loan payable in the amount of $23,399,000 was secured by Monument LTACH Portfolio.

(e)	Jasper MOB consists of three medical office buildings. As of December 31, 2013, a mortgage loan payable in the amount of $6,163,000 was secured by two of the medical office buildings.

(f)	Amounts reflected for UK Senior Housing Portfolio are based upon the currency exchange rate as of December 31, 2013.

(g)	The changes in total real estate for the years ended December 31, 2013, 2012 and 2011 are as follows:

Amount
Balance — December 31, 2010	$165,405,000
Acquisitions	212,453,000
Additions	3,448,000
Dispositions	(71,000)
Balance — December 31, 2011	$381,235,000
Acquisitions	762,901,000
Additions	5,203,000
Dispositions	(474,000)
Balance — December 31, 2012	$1,148,865,000
Acquisitions	1,430,137,000
Additions	6,526,000
Dispositions	(703,000)
Foreign currency translation adjustment	25,109,000
Balance — December 31, 2013	$2,609,934,000

(h)	Based on the currency exchange rate as of December 31, 2013, for federal income tax purposes, the aggregate cost of our properties is $2,973,664,000.

(i)	The changes in accumulated depreciation for the years ended December 31, 2013, 2012 and 2011 are as follows:

Amount
Balance — December 31, 2010	$(2,070,000)
Additions	(9,919,000)
Dispositions	71,000
Balance — December 31, 2011	$(11,918,000)
Additions	(24,958,000)
Dispositions	306,000
Balance — December 31, 2012	$(36,570,000)
Additions	(49,935,000)
Dispositions	366,000
Foreign currency translation adjustment	(96,000)
Balance — December 31, 2013	$(86,235,000)

(j)
The cost of buildings and capital improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and capital improvements, up to 39 years, and the cost for tenant improvements is depreciated over the shorter of the lease term or useful life, ranging from two months to 22.5 years. Furniture, fixtures and equipment is depreciated over the estimated useful life ranging from five years to 10 years.